Exhibit 10(b)




                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                   dated as of
                                 August 16, 2000

                                      among

                              HEILIG-MEYERS COMPANY
                         HEILIG-MEYERS FURNITURE COMPANY
                       HEILIG-MEYERS FURNITURE WEST, INC.
                               HMY ROOMSTORE, INC.
                                 HMY STAR, INC.
                        MACSAVER FINANCIAL SERVICES, INC.

                            The LENDERS Party Hereto,

                               FLEET NATIONAL BANK
                                 as Issuing Bank

                            FLEET RETAIL FINANCE INC.
                  as Administrative Agent and Collateral Agent

                          BACK BAY CAPITAL FUNDING, LLC
                        as Tranche B Administrative Agent

                               CITICORP USA, INC.
                              as Syndication Agent

                                       and

                       FLEETBOSTON ROBERTSON STEPHENS INC.
                                   as Arranger

                           ---------------------------



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

                                TABLE OF CONTENTS

                                                                         Page

ARTICLE I DEFINITIONS.......................................................1
   Section 1.1      Defined Terms...........................................1
   Section 1.2      Terms Generally........................................25
   Section 1.3      Accounting Terms; GAAP.................................26

ARTICLE II AMOUNT AND TERMS OF CREDIT......................................26
   Section 2.1      Commitment of the Lenders..............................26
   Section 2.2      Reserves; Changes to Reserves..........................27
   Section 2.3      Making of Loans........................................27
   Section 2.4      Overadvances...........................................29
   Section 2.5      Swingline Loans........................................29
   Section 2.6      Letters of Credit......................................30
   Section 2.7      Settlements Amongst Tranche A Lenders..................34
   Section 2.8      Notes; Repayment of Loans..............................35
   Section 2.9      Interest on Loans......................................36
   Section 2.10     Default Interest.......................................37
   Section 2.11     Certain Fees...........................................37
   Section 2.12     Unused Commitment Fee..................................37
   Section 2.13     Letter of Credit Fees..................................38
   Section 2.14     Nature of Fees.........................................38
   Section 2.15     Termination or Reduction of Commitments................39
   Section 2.16     Alternate Rate of Interest.............................39
   Section 2.17     Conversion and Continuation of Tranche A Loans.........40
   Section 2.18     Mandatory Prepayment; Commitment Termination;
                      Cash Collateral......................................41
   Section 2.19     Optional Prepayment of Loans;
                      Reimbursement of Lenders.............................43
   Section 2.20     Maintenance of Loan Account; Statements of Account.....44
   Section 2.21     Cash Receipts..........................................45
   Section 2.22     Application of Payments................................47
   Section 2.23     Increased Costs........................................48
   Section 2.24     Change in Legality.....................................50
   Section 2.25     Payments; Sharing of  Setoff...........................50
   Section 2.26     Taxes..................................................52
   Section 2.27     Security Interest in Collateral........................53
   Section 2.28     Mitigation Obligations; Replacement of Lenders.........53

ARTICLE III REPRESENTATIONS AND WARRANTIES.................................54
   Section 3.1      Organization; Powers...................................54
   Section 3.2      Authorization; Enforceability..........................55
   Section 3.3      Governmental Approvals; No Conflicts...................55
   Section 3.4      Financial Condition....................................55
   Section 3.5      Properties.............................................56
   Section 3.6      Litigation and Environmental Matters...................56
   Section 3.7      Compliance with Laws and Agreements....................56
   Section 3.8      Investment and Holding Company Status..................57
   Section 3.9      Taxes..................................................57
   Section 3.10     ERISA..................................................57
   Section 3.11     Disclosure.............................................57
   Section 3.12     Subsidiaries...........................................58
   Section 3.13     Insurance..............................................58
   Section 3.14     Labor Matters..........................................58
   Section 3.15     Security Documents.....................................58
   Section 3.16     Federal Reserve Regulations............................59

ARTICLE IV CONDITIONS......................................................59
   Section 4.1      Closing Date...........................................59
   Section 4.2      Conditions Precedent to Each Loan and
                      Each Letter of Credit................................62

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
ARTICLE V AFFIRMATIVE COVENANTS............................................63
   Section 5.1      Financial Statements and Other Information.............63
   Section 5.2      Notices of Material Events.............................65
   Section 5.3      Information Regarding Collateral.......................66
   Section 5.4      Existence; Conduct of Business.........................66
   Section 5.5      Payment of Obligations.................................66
   Section 5.6      Maintenance of Properties..............................67
   Section 5.7      Insurance..............................................67
   Section 5.8      Casualty and Condemnation..............................68
   Section 5.9      Books and Records; Inspection and Audit Rights.........68
   Section 5.10     Compliance with Laws...................................68
   Section 5.11     Use of Proceeds and Letters of Credit..................69
   Section 5.12     Additional Subsidiaries................................69
   Section 5.13     Restructuring Consultant...............................69
   Section 5.14     Further Assurances.....................................69

ARTICLE VI NEGATIVE COVENANTS..............................................70
   Section 6.1      Indebtedness and Other Obligations.....................70
   Section 6.2      Liens..................................................71
   Section 6.3      Fundamental Changes....................................72
   Section 6.4      Investments, Loans, Advances, Guarantees and
                      Acquisitions.........................................72
   Section 6.5      Asset Sales............................................73
   Section 6.6      Restricted Payments; Certain Payments of Indebtedness..74
   Section 6.7      Transactions with Affiliates...........................75
   Section 6.8      Restrictive Agreements.................................75
   Section 6.9      Amendment of Material Documents........................75
   Section 6.10     Additional Subsidiaries................................75
   Section 6.11     Return of Property.....................................76
   Section 6.12     Capital Expenditures...................................76
   Section 6.13     Excess Availability....................................76
   Section 6.14     Bankruptcy Proceedings.................................76

ARTICLE VII EVENTS OF DEFAULT..............................................76
   Section 7.1      If any of the following events ("Events of Default")
                      shall occur:.........................................76
   Section 7.2      Tranche B Actionable Events............................80
   Section 7.3      When Continuing........................................80
   Section 7.4      Remedies on Default....................................81
   Section 7.5      Application of Proceeds................................81

ARTICLE VIII THE AGENTS....................................................82
   Section 8.1      Administration by Administrative Agent.................82
   Section 8.2      The Collateral Agent...................................82
   Section 8.3      Sharing of Excess Payments.............................82
   Section 8.4      Agreement of Required Lenders..........................83
   Section 8.5      Liability of Agents....................................84
   Section 8.6      Reimbursement and Indemnification......................84
   Section 8.7      Rights of Agents.......................................85
   Section 8.8      Independent Lenders and Issuing Bank...................85
   Section 8.9      Notice of Transfer.....................................85
   Section 8.10     Successor Agent........................................85
   Section 8.11     Reports and Financial Statements.......................86
   Section 8.12     Syndication Agent and Arranger.........................86

ARTICLE IX MISCELLANEOUS...................................................86
   Section 9.1      Notices................................................86
   Section 9.2      Waivers; Amendments....................................87
   Section 9.3      Expenses; Indemnity; Damage Waiver.....................89
   Section 9.4      Successors and Assigns.................................90
   Section 9.5      Survival...............................................93
   Section 9.6      Counterparts; Integration; Effectiveness...............93
   Section 9.7      Severability...........................................93
   Section 9.8      Right of Setoff........................................94
   Section 9.9      Governing Law; Jurisdiction; Consent to
                      Service of Process...................................94
   Section 9.10     WAIVER OF JURY TRIAL...................................94
   Section 9.11     Headings...............................................94
   Section 9.12     Confidentiality........................................95
   Section 9.13     Interest Rate Limitation...............................95
   Section 9.14     Additional Waivers.....................................95

                                    EXHIBITS

A.                Assignment and Acceptance
B.                Interim Borrowing Order
C-1               Tranche A Notes
C-2               Swingline Note
C-3               Tranche B Notes
D-1               Opinion of Counsel to Loan Parties
D-2               Opinion of Bankruptcy Counsel
E.                Borrowing Base Certificate

                                    SCHEDULES

1.1               Lenders and Commitments
2.21(a)           DDAs
2.21(b)           Credit Card Arrangements
2.21(c)           Blocked Accounts
2.21(f)           Disbursement Accounts
3.05              Title to Properties; Real Estate
3.06              Disclosed Matters
3.12              Subsidiaries
3.13              Insurance
5.01(m)           Financial Reporting Requirements
6.01              Indebtedness
6.02              Liens
6.04              Investments
6.08              Restrictions

         DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of August 16, 2000 among HEILIG-MEYERS COMPANY, debtor and debtor-in-possession, a Virginia corporation, having its principal place of business at 12560 West Creek Parkway, Richmond, Virginia 23238; and the other LOAN PARTIES hereto; and the LENDERS party hereto; and FLEET NATIONAL BANK, as Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston,Massachusetts 02110; and FLEET RETAIL FINANCE INC., as Administrative Agent and Collateral Agent for the Lenders, a Delaware corporation, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; and BACK BAY CAPITAL FUNDING, LLC, as Tranche B Administrative Agent, a Delaware limited liability company, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; and CITICORP USA, INC., as Syndication Agent, a Delaware corporation, having its principal place of business at 399 Park Avenue, New York, New York 10022 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1       Defined Terms

     As used in this Agreement, the following terms have the meanings specified below:

     "ACH" shall mean automated clearing house transfers.

     "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance, or any right to payment for credit extended for goods sold or leased or services rendered.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means FRF, in its capacity as administrative agent for the Lenders hereunder.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agents" shall mean collectively, the Administrative Agent, the Collateral Agent and the Tranche B Administrative Agent.

     "Alternate Base Rate" shall mean, for any day, the higher of (a) the annual rate of interest then most recently announced by Fleet at its head office in Boston, Massachusetts as its "Base Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in Fleet's Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Fleet's Base Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Margin" means initially, the rates for Base Rate Loans and Eurodollar Loans, set forth in Level II, below:


----------- ----------------------- ---------------------- ---------------------

Level       Performance Criteria    Base Rate Loans        Eurodollar Loans
----------- ----------------------- ---------------------- ---------------------
----------- ----------------------- ---------------------- ---------------------

1            Excess Availability    0.75%                  2.75%
             greater than or equal
             to 35% of the
             Borrowing Base
----------- ----------------------- ---------------------- ---------------------
----------- ----------------------- ---------------------- ---------------------

2            Excess Availability    1.00%                  3.00%
             greater than or equal
             to 20% of the
             Borrowing Base but
             less than 35% of the
             Borrowing Base
----------- ----------------------- ---------------------- ---------------------
----------- ----------------------- ---------------------- ---------------------

3            Excess Availability    1.25%                  3.25%
             less than 20% of the
             Borrowing Base
----------- ----------------------- ---------------------- ---------------------

The Applicable Margin shall be adjusted quarterly as of the first day of each fiscal quarter, commencing with the fiscal quarter ending November 30, 2001, based upon the average Excess Availability for the immediately preceding fiscal quarter. The Applicable Margin shall be the rate set forth in that level in which both (i) the average daily Excess Availability requirement for the previous fiscal quarter is met, and (ii) the Excess Availability requirement on the first day of the applicable fiscal quarter is met; if only one of the foregoing requirements is met, the Applicable Margin shall be that set forth in the higher level (with Level 3 being the highest level and Level 1 the lowest). Upon the occurrence of an Event of Default, interest shall accrue at the rate set forth in Section 2.10.

     Notwithstanding anything to the contrary herein contained, if Excess Availability is less than 20% of the Borrowing Base for five (5) consecutive Business Days, the Applicable Margin shall immediately be adjusted to that rate set forth in Level 3 and shall remain at such rate (regardless of actual Excess Availability) until Excess Availability has exceeded 20% of the Borrowing Base for thirty (30) consecutive days.

     "Appraised Value" means the net appraised liquidation value of the Loan Parties' Inventory as set forth in the Loan Parties'stock ledger (expressed as a percentage of the Cost of such Inventory) as determined from time to time by the Administrative Agent in accordance with its standard procedures and with the assistance of an independent appraiser satisfactory to the Administrative Agent.

     "Arranger" means FBRS.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Reserves" means such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Agents' ability to realize upon the Collateral.

     "Base Rate Loan" shall mean any Tranche A Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Blocked Account Agreements" has the meaning set forth in Section 2.21(c).

     "Blocked Account Banks" shall mean the banks with whom the Loan Parties have entered into Blocked Account Agreements.

     "Blocked Accounts" shall have the meaning set forth in Section 2.21(c).

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowing" shall mean (a) the incurrence of Tranche A Loans of a single Type or of Tranche B Loans, as the case may be, on a single date and having, in the case of Eurodollar Loans, a single Interest Period, or (b) a Swingline Loan.

     "Borrowing Base" means, at any time of calculation, subject to the provisions of Section 2.02 hereof, an amount equal to

         (a) subject to the second proviso to this definition, the Receivables Advance Rate of (i) the face amount of Eligible Receivables minus (ii) Receivables Reserves, plus

         (b) the lesser of (i) 85% of the Appraised Value of Eligible Inventory, or (ii) the Inventory Advance Rate of (A) the Cost of Eligible Inventory minus (B) Inventory Reserves; plus

         (c) the lesser of (i) the sum of (A) 60% of the FLV of Eligible Fee Real Estate less Realty Reserves arising from sales or dispositions of Eligible Fee Real Estate, plus (B) 25% of the FLV of Eligible Leasehold Real Estate less Realty Reserves arising from sales or dispositions of Eligible Leasehold Real Estate, or (ii) $25,000,000; minus

         (d) the then amount of all Availability Reserves, minus

         (e) the Carve Out, minus

         (f) the Loan to Value Reserve.

provided  that, in no event shall amounts  available to be borrowed under clause
(a), above, ever constitute more than 35% of the amounts available under clauses
(a), (b), and (c) in the aggregate, and in no event shall amounts available to be borrowed under clause (c), above, ever constitute more than 15% of the amounts available under clauses (a), (b), and (c) in the aggregate, and further provided that unless the Loan Parties have requested the Agents to undertake due diligence with respect to Eligible Receivables within thirty (30) days after the date of entry of the Interim Borrowing Order, the provisions of clause (a) of the definition of "Borrowing Base" shall be void and of no effect and the Lenders shall have no obligation to make any advances based upon Eligible Receivables.

     "Borrowing  Base  Certificate"  has the  meaning  assigned  to such term in
Section 5.01(i).

     "Borrowing Order" means an order entered by the Bankruptcy Court in the Proceedings in such form as is agreed to by the Agents in their reasonable discretion.

     "Borrowing Request" means a request by Heilig-Meyers on behalf of the Loan Parties for a Borrowing in accordance with Section 2.03.

     "Breakage Costs" shall have the meaning set forth in Section 2.19(b).

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Loan Parties that are (or would be) set forth in a consolidated statement of cash flows of the Loan Parties for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Loan Parties during such period.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Carve Out" shall mean $5,000,000.

     "Cash   Collateral   Account"  shall  mean  an   interest-bearing   account
established by the Loan Parties with the Collateral Agent at Fleet under the sole and exclusive dominion and control of the Collateral Agent designated as the "Heilig-Meyers Cash Collateral Account".

     "Cash Receipts" has the meaning provided therefor in Section 2.21(c).

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq.

     "Change in Control" means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of Heilig-Meyers by
Persons who were neither (i) nominated by the board of directors of Heilig-Meyers nor (ii) appointed by directors so nominated; or (b) the acquisition of forty percent (40%) or more of the capital stock of Heilig-Meyers by any Person or group of Persons.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.23(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Charges" has the meaning provided therefor in Section 9.13.

     "Closing Date" means the date on which the conditions  specified in Section
4.01 are satisfied (or waived in accordance with Section 9.02).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

     "Collateral Agent" means FRF, in its capacity as collateral agent under the Security Documents.

     "Commercial Letter of Credit" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Loan Parties in the ordinary course of business of the Loan Parties.

     "Commitment" shall mean, with respect to each Lender, the aggregate commitment of such Lender hereunder (for both Tranche A Loans and Tranche B Loans) in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

     "Commitment Fee" has the meaning provided therefor in Section 2.12.

     "Commitment Percentage" shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder (for both Tranche A Loans and Tranche B Loans) in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

     "Cost" means the average landed cost of purchases, as reported on the Loan Parties' stock ledger, based upon the Loan Parties' accounting practices which are in effect on the date of this Agreement. "Cost" does not include inventory capitalization costs or other non-purchase price charges used in the Loan Parties' calculation of cost of goods sold.

     "Credit Card Notifications" has the meaning provided therefor in Section 2.21(c).

     "Credit Extensions" as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

     "Customer Deposit Liability" means deposits provided by customers for special orders of product.

     "Customer Deposit Liability Reserve" means at any time of calculation, an amount equal to 100% of the Loan Parties' Customer Deposit Liability.

     "DDAs" means any checking or other demand deposit account maintained by any Loan Party.

     "DDA Notification" has the meaning provided therefor in Section 2.21(c).

     "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disbursement  Accounts"  shall  have the  meaning  set  forth  in  Section
2.21(f).

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Eligible Fee Real Estate" shall mean any Real Estate which otherwise constitutes Eligible Real Estate as to which

                  (a) either (i) a Loan Party owns fee title, or (ii) a Loan Party is ground lessee under a ground lease the terms and conditions of which are satisfactory to the Collateral Agent in its reasonable discretion; and

                  (b) within ninety (90) days after the entry of the Interim Borrowing Order (or, if earlier, upon the request of the Collateral Agent after the occurrence of an Event of Default), the applicable Loan Party has executed and delivered to the Collateral Agent such mortgages and other documents as the Collateral Agent may reasonably request (it being understood that during such ninety (90) day period, any Real Estate which otherwise has satisfied the other conditions in this definition shall be deemed Eligible Fee Real Estate); and

                  (c) the applicable Loan Party shall have delivered to the Collateral Agent title insurance, environmental studies, and other real estate items, as reasonably required by, and satisfactory to, the Collateral Agent, including, but not limited to, those items required by FIRREA.

     "Eligible Inventory" shall mean, as of the date of determination thereof, items of Inventory of the Loan Parties that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory:

                  (a) Inventory that is not owned solely by the Loan Parties, or is leased or on consignment or the Loan Parties do not have good and valid title thereto;

                  (b) Inventory (including any portion thereof in transit from vendors through a third party shipping company) that is not located at property that is owned or leased by the Loan Parties;

                  (c) Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, or (iii) goods to be returned to the vendor;

                  (d) Inventory that is not located in the United States of America (excluding territories and possessions thereof);

                  (e)   Inventory   that   is  not   subject   to  a   perfected
         first-priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties;

                  (f) Inventory which is the subject of store closing, liquidation, going-out-of-business, or similar sale, as to which in each case, the Loan Parties have received an initial payment of the guaranteed price from the Person conducting such sale(s).

                  (g)  Inventory  which  consists  of  samples,   labels,  bags,
         packaging, and other similar non-merchandise categories.

                  (h) Inventory as to which insurance in compliance with the provisions of Section 5.07 hereof is not in effect.

                  (i) Inventory which has been sold but not yet delivered or as to which any Loan Party has accepted a deposit.

     "Eligible Leasehold Real Estate" shall mean any Real Estate which is leased to any Loan Party (other than under ground leases), which lease has a FLV of at least $500,000 and otherwise constitutes Eligible Real Estate and as to which the applicable Loan Party has executed and delivered to the Collateral Agent such mortgages and other documents as the Collateral Agent may reasonably request, and shall have delivered to the Collateral Agent title insurance, environmental studies, and other real estate items, as reasonably required by the Collateral Agent, including, but not limited to, those items required by FIRREA; provided that the Loan Parties shall not be obligated to deliver such mortgages, title insurance, environmental studies and other real estate items unless and until the Agents so request (which request may be made at any time, whether or not a Default or Event of Default exists, provided that in no event shall the Loan Parties be obligated to so deliver such items before the expiration of ninety (90) days after the entry of the Interim Borrowing Order unless an Event of Default has occurred, in which event the Loan Parties will deliver mortgages upon the request of the Collateral Agent).

     "Eligible Real Estate" means collectively, Eligible Fee Real Estate and Eligible Leasehold Real Estate which satisfies each of the following conditions:

                  (a) the Collateral Agent has a perfected first-priority lien in such properties for the benefit of the Secured Parties; and

                  (b) each of such properties have been appraised by a third party appraiser acceptable to the Collateral Agent; and

                  (c) the Real Estate (i) is used by a Loan Party for offices or as a distribution center, or (ii) is or was used by a Loan Party for the conduct of a retail store business or offices, or as to owned Real Estate or Real Estate which is the subject of a ground lease, is income producing property, provided however, no Real Estate which was previously used by a Loan Party for the operation of a retail store or offices which is no longer in operation and is "dark" shall be eligible for borrowing unless such Real Estate is actively being marketed for sale in a commercially reasonable manner and has been so marketed for no more than six months; and

                  (d) as to any particular property, as to which the mortgagor is in compliance with the representations, warranties and covenants set forth in the Mortgage relating to such property, unless the Administrative Agent, in its discretion, otherwise determines to waive this requirement in the determination of Eligible Real Estate.

     "Eligible Receivables" shall mean, as of the date of determination thereof, such Accounts of the Loan Parties as the Administrative Agent, in its sole discretion exercised in a commercially reasonable manner in accordance with customary business practices, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Accounts shall be determined by the Administrative Agent in its sole discretion exercised in a commercially reasonable manner in accordance with customary business practices and taking into consideration, among other factors, their book value determined in accordance with GAAP. Notwithstanding the foregoing, none of the following shall be deemed to be Eligible Receivables:

                  (a) Accounts for which a payment has not been made for two consecutive 30 day billing cycles;

                  (b) Accounts which are owed by any Person liable on any account described in clause (a) above.

                  (c) Accounts with respect to which the Loan Parties do not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, pursuant to the Loan Documents) or as to which the Collateral Agent does not have a valid and perfected first priority Lien;

                  (d) Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted;

                  (e) Accounts which arise out of any sale made on a "bill and hold," guaranteed sale, sale-or-return, sale on approval, consignment, dating, or delayed shipping basis.

                  (f) Accounts which are owed by any account debtor who is not a resident of the United States or the District of Columbia.

                  (g) Accounts which are owed by any Affiliate of any Loan Party or any of its Subsidiaries.

                  (h) Accounts which are owed by any person employed by, or a salesperson of, the Loan Parties.

                  (i) Accounts arising out of sales not made in the ordinary course of business of the Loan Parties.

                  (j) Accounts on terms other than those normal or customary in the business of the Loan Parties;

                  (k) Accounts owing from a Person who is also a supplier to or creditor of any Loan Party; or representing any manufacturer's or supplier's credits, discounts, incentive plans, or similar arrangements entitling any Loan Party to discounts or future purchases therefrom;

                  (l) Accounts which are generated from any store of a Loan Party which is not then open for business in the ordinary course;

                  (m) Accounts which the Administrative Agent determines in its reasonable discretion to be uncertain of collection; and

                  (n) Accounts which the Administrative Agent in its sole discretion considers unacceptable for any reason.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Heilig-Meyers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Heilig-Meyers or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by Heilig-Meyers or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Heilig-Meyers or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Heilig-Meyers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Heilig-Meyers or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar  Borrowing"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Tranche A Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" has the meaning assigned to such term in Section 7.01.

     "Excess Availability" means, as of any date of determination, after giving effect to all accounts payable arising subsequent to the commencement of the Proceedings which are more than fifteen (15) days beyond credit terms then accorded the Loan Parties (other than those payables which are disputed by the Loan Parties in good faith), and overdrafts created, or authorized to be paid, subsequent to the commencement of the Proceedings, the excess, if any, of (a) the lesser of the Borrowing Base or the aggregate Tranche A Commitments, over
(b) the outstanding Tranche A Credit Extensions.

     "Excluded Taxes" means, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Loan Party under Section 2.28(b), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.26(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 2.26(a).

     "FBRS"  means   FleetBoston   Robertson   Stephens  Inc.,  a  Massachusetts
corporation.

     "FLV" means, as to any Eligible Real Estate, the forced liquidation value of such Eligible Real Estate determined in accordance with an independent appraisal acceptable to the Administrative Agent.

     "FRF" means Fleet Retail Finance Inc., a Delaware corporation.

     "FRF Concentration Account" shall have the meaning set forth in Section 2.21(c).

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Fleet from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the letter entitled "Fee Letter" among the Loan Parties and the Administrative Agent of even date herewith, as such letter may from time to time be amended.

     "Final   Borrowing   Order"  means  the  Borrowing  Order  entered  in  the
Proceedings after notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure.

     "Financial Officer" means, with respect to any Loan Party, the chief financial officer, vice president-finance, or treasurer of such Loan Party.

     "First Day Orders" means orders presented to the Bankruptcy Court in the Proceedings for consideration on the first day of the Proceedings, whether or not entered by the Bankruptcy Court on the first day of the Proceedings or thereafter.

     "Fleet" means Fleet National Bank, a national banking association.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Loan Parties are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Fronting Fee" has the meaning assigned to such term in Section 2.13(b).

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under
Section 101(14) of CERCLA.

     "Heilig-Meyers" means Heilig-Meyers Company, a Virginia corporation.

     "Heilig-Meyers Master Trust" means that certain Amended and Restated Master Pooling and Servicing Agreement dated as of February 23, 1998 by and among MacSaver Funding Corporation, Heilig-Meyers, and First Union National Bank, as Trustee, as amended and in effect.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services
(excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitee" has the meaning provided therefor in Section 9.03(b).

     "Information" has the meaning provided therefor in Section 9.12.

     "Interest Payment Date" means (a) with respect to any Base Rate Loan (including a Swingline Loan), the last day of each calendar month, and (b) with respect to any Eurodollar Loan, the last day of each calendar month and the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, or three months thereafter, as Heilig-Meyers may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Interim Borrowing Order" means the Borrowing Order entered in the Proceedings prior to notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure.

     "Inventory"  has  the  meaning  assigned  to  such  term  in  the  Security
Agreement.

     "Inventory Advance Rate" means 64% (or such higher rate as the Administrative Agent may establish, in its discretion, to reflect seasonal increases, if any, in the Appraised Value of Eligible Inventory, provided that such higher rate shall in no event exceed 85% of the Appraised Value of Eligible Inventory).

     "Inventory Reserves" means such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on (i) obsolescence; (ii) seasonality; (iii) Shrink;
(iv) imbalance; (v) change in Inventory character; (vi)change in Inventory composition; (vii) change in Inventory mix; (viii)markdowns (both permanent and point of sale); (ix) retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

     "Issuing Bank" means Fleet, in its capacity as the issuer of Letters of Credit hereunder, and any successor to Fleet in such capacity as selected by the Administrative Agent. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "L/C Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "Lenders" shall mean the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement as set forth in Section 9.04(b).

     "Letter of Credit" shall mean a letter of credit that is (i) issued pursuant to this Agreement for the account of any Loan Party, (ii) a Standby Letter of Credit or Commercial Letter of Credit, (iii) issued in connection with the purchase of Inventory by any Loan Party and for other purposes for which a Loan Party has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and (iv) in form and substance reasonably satisfactory to the Issuing Bank.

     "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.13.

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Telerate Page 3750, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be that rate of interest (rounded upwards, if necessary to the next 1/16 of 1%) determined by the Administrative Agent to be the highest prevailing rate per annum at which deposits in dollars are offered to Fleet by first class banks in the London interbank market in which Fleet participates at 10:00 a.m. (Boston time) not less than two Business Days before the first day of the Interest Period for the subject Eurodollar Borrowing, for a deposit approximately in the amount of the subject Borrowing and for a period of time approximately equal to such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Line Fee" means a fee equal to 0.50% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the difference between (x) each Tranche A Lender's Tranche A Commitment and (y) the sum of (i) such Tranche A Lender's Tranche A Commitment Percentage of the principal amount of Tranche A Loans then outstanding, and (ii) such Tranche A Lender's Tranche A Commitment Percentage of the then Letter of Credit Outstandings for each day commencing on the date hereof and ending on but excluding the Termination Date.

     "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Tranche B Fee Letter, the Structuring Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, and any other instrument or agreement executed and delivered in connection therewith.

     "Loan Parties" means Heilig-Meyers and the Subsidiary Loan Parties.

     "Loan To Value Reserve" means (a) until receipt of a business plan in conformity with the provisions of Section 5.01(g), a reserve in an amount equal to the excess of the Credit Extensions (exclusive of any Loans based upon Eligible Receivables and/or Eligible Real Estate) over 90% of the Appraised
Value of Eligible Inventory (net of Reserves (excluding this Loan to Value Reserve) and the Carve Out) at any time of calculation, and (b) after receipt of a business plan in conformity with the provisions of Section 5.01(g), a reserve in an amount equal to the excess of the Credit Extensions (exclusive of any Loans based upon Eligible Receivables and/or Eligible Real Estate) over 92% of the Appraised Value of Eligible Inventory (net of Reserves (excluding this Loan to Value Reserve) and the Carve Out) at any time of calculation.

     "Loans" shall mean all loans (including, without limitation, Swingline Loans) at any time made to the Loan Parties or for account of the Loan Parties pursuant to this Agreement, whether constituting Tranche A Loans or Tranche B Loans.

     "Margin Stock" has the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets, or condition, financial or otherwise, of the Loan Parties taken as a whole, other than any material adverse effect arising solely by virtue of the commencement of the Proceedings, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Loan Parties in an aggregate principal amount exceeding $5,000,000.

     "Maturity Date" means September 30, 2000, unless the Final Borrowing Order is entered by that date (which order shall not then have been stayed, modified, appealed, reversed or otherwise affected), and if the Final Borrowing Order is so entered, "Maturity Date" shall mean August 16, 2002.

     "Maximum Rate" has the meaning provided therefor in Section 9.13.

     "Merchandise Credit Liability" means, at any time, the aggregate face value at such time of outstanding merchandise credits and gift certificates, if any, of the Loan Parties.

     "Merchandise Credit Liability Reserve" means at any time of calculation, an amount equal to 50% of the Loan Parties' Merchandise Credit Liability.

     "Minority Lenders" has the meaning provided therefor in Section 9.02(d).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means the Mortgages, Security Agreements and Assignments between the Loan Party owning the real property encumbered thereby and the Collateral Agent for the benefit of the Secured Parties.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, title and recording tax expenses and commissions) paid by any Loan Party or Subsidiary to third parties (other than Affiliates) in connection with such event, and (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Loan Parties and the Subsidiaries as a result of such event to repay (or to establish an escrow for the repayment of) Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, or a Permitted Encumbrance that is senior to the Lien of the Collateral Agent, and (iii) as long as no Default then exists, capital gains or other income taxes paid or payable as a result of any such sale or disposition (after taking into account any available tax credits or deductions).

     "Noncompliance  Notice"  has  the  meaning  provided  therefor  in  Section
2.05(b).

     "Non-Concentrated Proceeds" means proceeds of any Collateral in which a valid, enforceable security interest has been granted under the Pre-Petition Security Agreement (but only to the extent such security interest has not been avoided), and proceeds of any retail installment sale contract transferred to the Heilig-Meyers Master Trust.

     "Notes" means, collectively, the Tranche A Notes and the Tranche B Notes.

     "Obligations" has the meaning assigned to such term in the Security Agreement.

     "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Overadvance" means, at any time of calculation, a circumstance in which the Tranche A Credit Extensions exceed the lesser of (a) the Tranche A Commitments or (b) the Borrowing Base.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Collateral Agent.

     "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05, or payment of which is stayed by the commencement of the Proceedings;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with
         Section 5.05, or payment of which is stayed by the commencement of the Proceedings;

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                  (c)  pledges  and  deposits  made in the  ordinary  course  of
         business  in  compliance  with  workers'   compensation,   unemployment
         insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties or any Subsidiary; and

                  (g)  other  Liens   perfected  (but  not  granted)  after  the
         commencement of the Proceedings to the extent that such post-commencement date perfection in respect of pre-commencement date claims is expressly permitted under the Bankruptcy Code.

provided that, except as provided in any one or more of clauses (a) through (f) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer.

     "Permitted Overadvance" means an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral and/or the Lenders' rights under the Loan Documents, or (b) which is otherwise in the Lenders' interests; provided that Permitted Overadvances shall not (i) exceed $5,000,000 in the aggregate outstanding at any time or (ii) remain outstanding for more than twenty (20) consecutive Business Days, unless in either case the Required Supermajority Lenders otherwise agree; and provided further that the foregoing shall not (1) modify or abrogate any of the provisions of Section 2.06(f) hereof regarding the Tranche A Lender's obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PIK Interest" has the meaning set forth in Section 2.09(b)(i).

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     "Plan" means any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Heilig-Meyers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" means the Pledge Agreement dated as of August 16, 2000 among the Loan Parties, the other Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

     "Prepayment Event" means any of the following events:

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party or any Subsidiary, other than any sale, transfer or other disposition permitted by Sections 6.05 (a)(i) or (b);

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent, or (ii) the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within 12 months of the occurrence of the damage to or loss of the assets being repaired or replaced.;

                  (c) the issuance by a Loan Party or any Subsidiary of any equity securities, other than any such issuance of equity securities to Heilig-Meyers or a Subsidiary; or

                  (d) the incurrence by a Loan Party or any Subsidiary of any Indebtedness of the type described in clause (a), (b) or (c) of the definition of the term "Indebtedness", other than Indebtedness permitted by Section 6.01(a)(i) through (viii).

     "Pre-Petition Security Agreement" means the Security Agreement dated as of May 25, 2000 among MacSaver Financial Services, Inc., Heilig-Meyers, Heilig-Meyers Furniture Company and Wachovia Bank, N.A., as Collateral Agent, and all instruments, documents and agreements executed in connection therewith, each as amended and in effect as of the date of the commencement of the Proceedings.

     "Proceedings" means the cases, pursuant to Chapter 11 of the Bankruptcy Code, initiated by the Loan Parties in the United States Bankruptcy Court for the Eastern District of Virginia (Case Nos.00-34533 through 00-34536).

     "Real Estate Availability" means the amounts available to be borrowed under clause (c) of the definition of Borrowing Base (after giving effect to the proviso in such definition).

     "Real Estate"means the land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

     "Realty Reserves" means an amount equal to 10% of the lesser of the FLV or gross sales price of any Eligible Fee Real Estate or Eligible Leasehold Real Estate, as applicable, which is sold or otherwise disposed of by such Loan Party after the Closing Date.

     "Receivables Advance Rate" means zero until the Administrative Agent has completed its due diligence with respect to the Loan Parties' Accounts, has received the business plan in conformity with Section 5.01(g) hereof, and the Final Borrowing Order has been entered in the Proceedings ( which order shall not have been stayed, modified, appealed, reversed or otherwise affected), and thereafter, such percentage as the Agents shall establish in their discretion.

     "Receivables Reserves" means such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable business judgment with respect to the determination of the collectability in the ordinary course and of the creditworthiness of the Eligible Receivables.

     "Register" has the meaning set forth in Section 9.04(c).

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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     "Regulation  X" means  Regulation  X of the  Board as from  time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Release" has the meaning set forth in Section 101(22) of CERCLA.

     "Release Price" means as to any Eligible Real Estate, the Net Proceeds which are required to be realized in order for the Lien of the Collateral Agent to be released therefrom in connection with a sale of such Eligible Real Estate, such Release Price being an amount equal to 85% of the FLV of such Eligible Fee Real Estate and 70% of the FLV of such Eligible Leasehold Real Estate, provided that if the Net Proceeds from any such Eligible Fee Real Estate are greater than or equal to 60% of the FLV of such Eligible Fee Real Estate but less than 85% of the FLV of such Eligible Fee Real Estate, the Release Price shall be subject to the approval of the Agents, and provided further that if the Net Proceeds from any such Eligible Fee Real Estate are less than 60% of the FLV of such Eligible Fee Real Estate, the Release Price shall be subject to the approval of the Required Lenders, provided further that if the Net Proceeds from any such Eligible Leasehold Real Estate are greater than or equal to 25% of the FLV of such Eligible Leasehold Real Estate but less than 70% of the FLV of such Eligible Leasehold Real Estate, the Release Price shall be subject to the approval of the Agents, and provided further that if the Net Proceeds from any such Eligible Leasehold Real Estate are less than 25% of the FLV of such Eligible Leasehold Real Estate, the Release Price shall be subject to the approval of the Required Lenders.

     "Required Lenders" shall mean, at any time, Lenders having Commitments at least equal to 51% of the Commitments, or if the Commitments have been terminated, Lenders whose percentage of the outstanding Obligations (after settlement and repayment of all Swingline Loans by the Tranche A Lenders) aggregate not less than 51% of all such Obligations.

     "Required Supermajority Lenders" shall mean, at any time, Tranche A Lenders having Tranche A Commitments outstanding representing at least 66 2/3% of the total Tranche A Commitments outstanding and Tranche B Lenders having Tranche B Loans outstanding representing at least 66 2/3% of the total Tranche B Loans outstanding; provided, however, that if the Tranche A Commitments have been terminated, Required Supermajority Lenders, as to Tranche A, shall be those Tranche A Lenders having Tranche A Loans outstanding representing at least 66 2/3% of the total Tranche A Loans outstanding.

     "Required Tranche A Lenders" shall mean, at any time, Tranche A Lenders having Tranche A Commitments outstanding representing at least 51% of the total Tranche A Commitments outstanding; provided, however, that if the Tranche A Commitments have been terminated, Required Tranche A Lenders shall be those Tranche A Lenders having Tranche A Loans outstanding representing at least 51% of the total Tranche A Loans outstanding.

     "Required Tranche B Lenders" shall mean, at any time, Tranche B Lenders having Tranche B Loans outstanding representing at least 51% of the total Tranche B Loans outstanding.

     "Reserves" means the Loan to Value Reserve and all (if any) Realty Reserves, Inventory Reserves, Receivables Reserves and Availability Reserves.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of a member of any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party or any Subsidiary.

     "S&P" means Standard & Poor's.

     "Secured Parties" has the meaning assigned to such term in the Security Agreement.

     "Security Agreement" means the Security Agreement dated as of August 16, 2000 among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

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     "Security  Documents" means the Security  Agreement,  the Pledge Agreement, the Mortgages, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.14 to secure any of the Obligations.

     "Settlement Date" has the meaning provided in Section 2.07(b) hereof.

     "Shrink" means Inventory identified by the Loan Parties as lost, misplaced or stolen Inventory.

     "Shrink Reserve" means an amount equal to $6,000,000.

     "Standby Letter of Credit" means any Letter of Credit other than a Commercial Letter of Credit.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Structuring Fee Letter" means the letter entitled "Structuring Fee Letter" among the Loan Parties and FBRS of even date herewith, as such letter may from time to time be amended.

     "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary  Loan Party" means any Subsidiary of  Heilig-Meyers  other than
(a) a Foreign Subsidiary, (b) MacSaver Insurance Company, and (c) MacSaver Funding Corporation.

     "Swingline Lender" means FRF, in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" shall mean a Tranche A Loan made by the Swingline Lender to the Loan Parties pursuant to Section 2.05 hereof.

     "Syndication   Agent"  means   Citicorp  USA,  Inc.,  in  its  capacity  as
syndication agent for the Lenders hereunder.

     "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Termination Date" shall mean the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Loans are accelerated and the Commitments are terminated, or (iii) the date of substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a plan of reorganization in the Proceedings that has been confirmed pursuant to an order of the Bankruptcy Court in the Proceedings.

     "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

     "Tranche A Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder set forth as its Tranche A Commitment opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

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     "Tranche A Commitment  Percentage"  shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Tranche A Commitment at such time by all Tranche A Commitments at such time.

     "Tranche A Credit  Extensions"  as of any day, shall be equal to the sum of
(a) the principal balance of all Tranche A Loans then outstanding and (b) the then amount of the Letter of Credit Outstandings.

     "Tranche A Lender" shall mean each Lender having a Tranche A Commitment as set forth on Schedule 1.1 hereto or in the Assignment and Acceptance by which it becomes a Lender.

     "Tranche A Loans" shall mean all loans at any time made by any Tranche A Lender pursuant to Section 2.03 or Section 2.07 (a) and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to Section 2.06.

     "Tranche A Notes" shall mean (i) the promissory notes of the Loan Parties substantially in the form of Exhibit C-1, each payable to the order of a Tranche A Lender, evidencing the Tranche A Loans, and (ii) the promissory note of the Loan Parties substantially in the form of Exhibit C- 2, payable to the Swingline Lender, evidencing the Swingline Loans.

     "Tranche B Administrative Agent" means Back Bay Capital Funding, LLC.

     "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder set forth as its Tranche B Commitment opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

     "Tranche B Commitment Fee" has the meaning set forth in the Tranche B Fee Letter.

     "Tranche B Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Tranche B Commitment at such time by all Tranche B Commitments at such time.

     "Tranche B Fee Letter" means the letter entitled "Tranche B Fee Letter" among the Loan Parties and the Agents of even date herewith, as such letter may from time to time be amended.

     "Tranche B Interest Payment Date" has the meaning set forth in Section 2.09(b)(ii).

     "Tranche B Interest Rate" means 16.5% per annum.

     "Tranche B Lender" shall mean each Lender having a Tranche B Commitment as set forth on Schedule 1.1 hereto or in the Assignment and Acceptance by which it becomes a Lender.

     "Tranche B Loans" shall mean all loans at any time made by any Tranche B Lender pursuant to Section 2.01(b) and shall include any PIK Interest which is capitalized pursuant to the provisions of Section 2.09(b).

     "Tranche B Notes" shall mean the promissory notes of the Loan Parties, substantially in the form of Exhibit C-3, each payable to the order of a Tranche B Lender, evidencing the Tranche B Loans.

     "Type", when used in reference to any Tranche A Loan or Borrowing, refers to whether the rate of interest on such Tranche A Loan, or on the Tranche A Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Unused Tranche A Commitment" shall mean, on any day, (a) the then aggregate amount of the Tranche A Commitments minus (b) the sum of (i) the principal amount of Tranche A Loans then outstanding (including the principal amount of Swingline Loans then outstanding) and (ii) the then Letter of Credit Outstandings.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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Section 1.2       Terms Generally

     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3       Accounting Terms; GAAP

     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date, provided that, if the Loan Parties notify the Administrative Agent that the Loan Parties request an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Loan Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

                                   ARTICLE II
                           AMOUNT AND TERMS OF CREDIT

Section 2.1       Commitment of the Lenders

     (a) Each Tranche A Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Loan Parties on a revolving basis, in the form of Tranche A Credit Extensions and in an amount not to exceed the lesser of such Lender's Tranche A Commitment or such Tranche A Lender's Tranche A Commitment Percentage of the Borrowing Base, subject to the following limitations:

     (i) The aggregate outstanding amount of the Tranche A Credit Extensions and Swingline Loans shall not at any time exceed the lower of (i) (A) until the entry of the Final Borrowing Order, $160,000,000, or (B) after the entry of the Final Borrowing Order, $200,000,000 or, in each case, any lesser amount to which the Tranche A Commitments have then been reduced by the Loan Parties pursuant to Section 2.15, and (ii) the then amount of the Borrowing Base, plus the aggregate amount of cash then held in the Cash Collateral Account.

     (ii) No Tranche A Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Bank, subject to the ratable participation of all Tranche A Lenders, as set forth in Section 2.06. The Loan Parties will not at any time permit the aggregate Letter of Credit Outstandings to exceed $50,000,000.

     (iii)Subject to all of the other provisions of this Agreement, Tranche A Loans that are repaid may be reborrowed prior to the Termination Date. No new Tranche A Credit Extension, however, shall be made to the Loan Parties after the Termination Date.

     (b) Each Tranche B Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, on the Closing Date to make Tranche B Loans to the Loan Parties in an amount equal to such Tranche B Lender's Tranche B Commitment. The aggregate outstanding amount of the Tranche B Loans shall not at any time exceed $15,000,000, plus the amount of any PIK Interest which is capitalized pursuant to the provisions of Section 2.09(b) hereof. Tranche B Loans that are repaid may not be reborrowed.

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     (c) Each Borrowing of Tranche A Loans (other than Swingline Loans) shall be made by the Tranche A Lenders pro rata in accordance with their respective Tranche A Commitments, and the Borrowing of Tranche B Loans shall be made by the Tranche B Lenders pro rata in accordance with their respective Tranche B Commitments. The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

Section 2.2       Reserves; Changes to Reserves

     (a) The initial Inventory and Availability Reserves as of the date of this Agreement are the following:

     (i)  Merchandise Credit Liability Reserve (an Availability Reserve)

     (ii) Customer Deposit  Liability  Reserve (an  Availability  Reserve)

     (iii)Shrink Reserve (an Inventory  Reserve).

     (iv) Other Reserves TBD after due diligence completed.

     (b) The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of the reasonable judgment of the Administrative Agent, provided that such Reserves, other than the Realty Reserve which shall be established at the time of any applicable sale of Eligible Fee Real Estate and/or Eligible Leasehold Real Estate, shall not be established or changed except upon not less than three (3) Business Days notice to the Loan Parties.

Section 2.3       Making of Loans

     (a) Except as set forth in Sections 2.16 and 2.24, Tranche A Loans (other than Swingline Loans) by the Tranche A Lenders shall be either Base Rate Loans or Eurodollar Loans as Heilig-Meyers on behalf of the Loan Parties may request subject to and in accordance with this Section 2.03, provided that all Swingline Loans shall be only Base Rate Loans. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Loan Parties to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Loan Parties pursuant to Section 2.23. Subject to the other provisions of this Section 2.03 and the provisions of Section 2.24, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than ten (10) Borrowings of Eurodollar Loans may be outstanding at any time.

     (b) Heilig-Meyers shall give the Administrative Agent prior telephonic notice (thereafter confirmed in writing) of each Borrowing. Any such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day in the case of Eurodollar Loans prior to, and on the same Business Day in the case of Base Rate Loans on, which such Borrowing is to be made. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of Eurodollar Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of Eurodollar Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of Base Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing (but in any event by 12:00 noon (Boston time) if the Borrowing is to be made on the same Business Day), the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 40 Broad Street, Boston, Massachusetts 02109, no later than 2:00 p.m., Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Tranche A Lender prior to the proposed date of any Borrowing that such Tranche A Lender will not make available to the Administrative Agent such Tranche A Lender's share of such Borrowing, the

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Administrative  Agent may assume that such  Tranche A Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Loan Parties a corresponding amount. In such event, if a Tranche A Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable
Tranche  A  Lender  and  the  Loan  Parties   severally  agree  to  pay  to  the
Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Loan Parties to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Tranche A Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Loan Parties, the interest rate applicable to Base Rate Loans. If such Tranche A Lender pays such amount to the Administrative Agent, then such amount shall constitute such Tranche A Lender's Loan included in such Borrowing. Upon receipt of the funds made available by the Tranche A Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by Heilig-Meyers and shall use reasonable efforts to make the funds so received from the Tranche A Lenders available to the Loan Parties no later than 4:00 p.m., Boston time.

Section 2.4       Overadvances

     The Agents and the Tranche A Lenders have no obligation to make any Tranche A Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of any Permitted Overadvance is for the benefit of the Loan Parties; such Permitted Overadvances constitute Tranche A Loans and Obligations. The making of any such Permitted Overadvances on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

Section 2.5       Swingline Loans

     (a) The Swingline Lender is authorized by the Lenders, but is not obligated, to make Swingline Loans up to $25,000,000 plus the Permitted Overadvance in the aggregate outstanding at any time, consisting only of Tranche A Loans (consisting of Base Rate Loans) upon a notice of Borrowing received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Tranche A Lenders under Section
2.07 below.

     (b) Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the Swingline Lender may, but is not obligated to, make Swingline Loans in reliance upon the Loan Parties' actual or deemed representations under Section 4.02, that the applicable conditions for borrowing are satisfied or (B) for Permitted Overadvances, or (C) if the conditions for borrowing under Section 4.02 cannot be fulfilled, the Loan Parties shall give immediate notice thereof to the Administrative Agent and the Swingline Lender (a "Noncompliance Notice"), and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice. If the conditions for borrowing under Section 4.02 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 9.02 hereof. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Non-Compliance Notice is furnished to the Lenders, provided that the Swingline Loans in such event shall not exceed the aggregate of $10,000,000 plus any Permitted Overadvances. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this subsection (b) (other than Permitted Overadvances) if the aggregate outstanding amount of the Tranche A Credit Extensions and Swingline Loans would exceed the lower of (i) (A) until the entry of the Final Borrowing Order, $160,000,000, or (B) after the entry of the Final Borrowing Order, $200,000,000 or any lesser amount to which the Tranche A Commitments have then been reduced by the Loan Parties pursuant to Section 2.15, and (ii) the then amount of the Borrowing Base, plus the aggregate amount of cash then held in the Cash Collateral Account.

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Section 2.6       Letters of Credit

     (a) Upon the terms and subject to the conditions herein set forth, Heilig-Meyers on behalf of the Loan Parties may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the Loan Parties one or more Letters of Credit; provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $50,000,000, or (ii) the aggregate Tranche A Credit Extensions (including Swingline Loans) would exceed the limitation set forth in Section 2.01(a)(i); and provided, further, that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Administrative Agent or the Required Tranche A Lenders that the conditions to such issuance have not been met.

     (b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, provided that each Standby Letter of Credit may, upon the request of Heilig-Meyers, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

     (c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 120 days after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date.

     (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Loan Parties in dollars on the same Business Day of any such drawing by paying to the Administrative Agent an amount equal to such drawing not later than 12:00 noon, Boston time, on (i) the date that the Loan Parties shall have received notice of such payment, if such notice is received prior to 10:00 a.m., Boston time, on such date, or (ii) the Business Day immediately following the day that the Loan Parties receive such notice, if such notice is received after 10:00 a.m., Boston time on the day of receipt, provided that Heilig-Meyers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an Base Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Loan Parties' obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan or Swingline Loan. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Loan Parties by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make payment thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Loan Parties of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such payment.

     (e) If the Issuing Bank shall make any L/C Disbursement, then, unless the Loan Parties shall reimburse the Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Loan Parties reimburse the Issuing Bank therefor, at the rate per annum then applicable to Base Rate Loans, provided that, if the Loan Parties fail to reimburse such Issuing Bank when due pursuant to paragraph (c) of this Section, then Section 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Tranche A Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Tranche A Lender to the extent of such payment.

     (f) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Tranche A Lender, and each such Tranche A Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Lender's Tranche A Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Loan Parties under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Tranche A Commitments pursuant to Section 9.04, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Tranche A Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Tranche A Lender.

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     (g) In the event that the Issuing Bank makes any L/C  Disbursement  and the
Loan Parties shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section 2.06, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Tranche A Lender of such failure, and each Tranche A Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Tranche A Lender's Tranche A Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Tranche A Lenders prior to 11:00 a.m., Boston time, on any Business Day, each such Tranche A Lender shall make available to the Issuing Bank such Tranche A Lender's Tranche A Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Tranche A Lender shall not have so made its Tranche A Commitment Percentage of the amount of such payment available to the Issuing Bank, such Tranche A Lender agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. Each Tranche A Lender agrees to fund its Tranche A Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Sections 2.01 or 2.06, or the occurrence of the Termination Date. The failure of any Tranche A Lender to make available to the Issuing Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Tranche A Lender of its obligation hereunder to make available to the Issuing Bank its Tranche A
Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Tranche A Lender. Whenever any Tranche A Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Tranche A Lender shall be entitled to share ratably, based on its Tranche A Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

     (h) Whenever the Loan Parties desire that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Heilig-Meyers shall give to the Issuing Bank and the Administrative Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and Heilig Meyer) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Loan Parties shall also submit a letter of credit application on the Issuing Bank's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

     (i) The obligations of the Loan Parties to reimburse the Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Loan Parties shall be without prejudice to, and shall not constitute a waiver of, any rights the Loan Parties might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Loan Parties thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Loan Parties may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Loan Parties' obligations hereunder; or

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(vi) the fact that any Event of Default shall have  occurred and be  continuing.
None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Loan Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Loan Parties to the extent permitted by applicable law) suffered by the Loan Parties that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (a) If any Event of Default shall occur and be continuing, on the Business Day that the Loan Parties receive notice from the Administrative Agent or the Required Tranche A Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Loan Parties shall deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Loan Parties under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent at the request of the Loan Parties and at the Loan Parties' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Loan Parties for the Letter of Credit Outstandings at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Loan Parties under this Agreement. If the Loan Parties are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Loan Parties within three Business Days after all Events of Default have been cured or waived.

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Section 2.7       Settlements Amongst Tranche A Lenders

     (a) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Loan Parties (which hereby authorizes the Swingline Lender to act in its behalf in that regard) request the Administrative Agent to cause the Tranche A Lenders to make a Tranche A Loan (which shall be an Base Rate Loan) in an amount equal to such Tranche A Lender's Tranche A Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.05, which request may be made regardless of whether the conditions set forth in
Article IV have been satisfied. Upon such request, each Tranche A Lender shall make available to the Administrative Agent the proceeds of such Tranche A Loan for the account of the Swingline Lender. If the Swingline Lender requires a Tranche A Loan to be made by the Tranche A Lenders and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Tranche A Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Tranche A Lender shall not have so made its transfer to the Administrative Agent, such Tranche A Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

     (b) The amount of each Tranche A Lender's Tranche A Commitment Percentage of outstanding Tranche A Loans (excluding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Tranche A Loans (excluding Swingline Loans) and repayments of Tranche A Loans (excluding Swingline Loans) received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "Settlement Date").

     (c) The Administrative Agent shall deliver to each of the Tranche A Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Tranche A Loans (excluding Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement: (x) the Administrative Agent shall transfer to each Tranche A Lender its applicable Tranche A Commitment Percentage of repayments, and (y) each Tranche A Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Tranche A Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Tranche A Loans made by each Tranche A Lender with respect to Tranche A Loans (excluding Swingline Loans) shall be equal to such Tranche A Lender's applicable Tranche A Commitment Percentage of Tranche A Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Tranche A Lenders and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Tranche A Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Tranche A Lender shall not have so made its transfer to the Administrative Agent, such Tranche A Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

Section 2.8       Notes; Repayment of Loans

     (a) Upon the request of any Tranche A Lender, the Tranche A Loans outstanding to such Tranche A Lender (and to the Swingline Lender, with respect to Swingline Loans) shall be evidenced by a Tranche A Note duly executed on behalf of the Loan Parties, dated the Closing Date, in substantially the form attached hereto as Exhibit C-1 or C-2, as applicable, payable to the order of such Tranche A Lender (or the Swingline Lender, as applicable) in an aggregate principal amount equal to such Tranche A Lender's Tranche A Commitment (or, in the case of the Tranche A Note evidencing the Swingline Loans, $25,000,000). Upon the request of any Tranche B Lender, the Tranche B Loans outstanding to each Tranche B Lender shall be evidenced by a Tranche B Note duly executed on behalf of the Loan Parties, dated the Closing Date, in substantially the form attached hereto as Exhibit C-3, payable to the order of such Tranche B Lender in an aggregate principal amount equal to such Tranche B Lender's Tranche B Commitment.

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     (b) The  outstanding  principal  balance of all  Swingline  Loans  shall be repaid on the earlier of the Termination Date or, on the date otherwise requested by the Swingline Lender in accordance with the provisions of Section 2.07(a). The outstanding principal balance of all other Obligations shall be payable on the Termination Date (subject to earlier repayment as provided below). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II. Each Lender is hereby authorized by the Loan Parties to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment or capitalization of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Loan Parties to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

Section 2.9       Interest on Loans

     (a)  Tranche A Loans

     (i) Subject to Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Alternate Base Rate, plus the Applicable Margin for Base Rate Loans.

     (ii) Subject to Section 2.10, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for Eurodollar Loans.

     (iii)Accrued interest on all Tranche A Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     (b) Tranche B Loans

     (i) Subject to Section 2.10, each Tranche B Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Tranche B Interest Rate. Subject to Section 2.10, the Loan Parties shall have the option to pay all or a portion of the interest payable on the Tranche B Loans in excess of 13% per annum by adding such excess amount ("PIK Interest") to the principal amount outstanding under the Tranche B Note on the first Business Day of each calendar month. The Loan Parties shall give the Tranche B Administrative Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Tranche B Interest Payment Date as to which such right is to be exercised.

     (ii) Accrued interest on all Tranche B Loans, other than PIK Interest, shall be payable monthly in arrears, on the first Business Day of each calendar month (the "Tranche B Interest Payment Date"), commencing September 1, 2000, at maturity (whether by acceleration or otherwise), and after such maturity on demand. All accrued and unpaid PIK Interest shall be payable in full on the Termination Date.

Section 2.10       Default Interest

     Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, interest shall accrue on all outstanding Tranche A Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate (including the Applicable Margin for Tranche A Loans) in effect from time to time plus 2.00% per annum, and such interest shall be payable on demand.

     Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, interest shall accrue on all outstanding Tranche B Loans (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 19.5% and such interest shall be payable in full in cash, on demand.

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Section 2.11      Certain Fees

     The Loan Parties shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth. The Loan Parties shall pay to the Tranche B Administrative Agent, for the account of the Tranche B Lenders, the fees set forth in the Tranche B Fee Letter, as and when payment of such fees is due as therein set forth. The Loan Parties shall pay to FBRS, for its own account, the fees set forth in the Structuring Fee Letter, as and when payment of such fees is due as therein set forth.

Section 2.12      Unused Commitment Fee

     Each Tranche A Lender shall be paid the Line Fee at the times and in the manner set forth below. The Loan Parties shall pay to the Administrative Agent for the account of the Tranche A Lenders, a commitment fee (the "Commitment Fee") equal to 0.50% per annum (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of the Unused Tranche A Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. The Commitment Fee so accrued in any calendar month shall be payable on the first Business Day of the immediately succeeding calendar month, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date. If the Commitment Fee actually paid by the Loan Parties is insufficient to pay the Line Fee due the Tranche A Lenders, the deficiency shall be paid to the Tranche A Lenders by the Swingline Lender from its own funds (and the Loan Parties shall have no liability with respect thereto). The Administrative Agent shall pay the Commitment Fee (and any amounts payable by the Swingline Lender hereunder) to the Tranche A Lenders based upon their pro rata share of the aggregate Line Fee due to all Tranche A Lenders; provided that for purposes of calculating the pro rata share of any Person which is both the Swingline Lender and a Tranche A Lender, such Person's share shall be equal to the difference between (i) the sum of such Person's Tranche A Commitment, and (ii) the sum of (A) such Person's Tranche A Commitment Percentage of the principal amount of Tranche A Loans then outstanding (including the principal amount of Swingline Loans then outstanding), and (B) such Person's Tranche A Commitment Percentage of the then Letter of Credit Outstandings.

Section 2.13      Letter of Credit Fees

     (a) The Loan Parties shall pay the Administrative Agent, for the account of the Tranche A Lenders, quarterly in arrears, a fee (each, a "Letter of Credit Fee") equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter:

     (i)  Standby Letters of Credit: The Applicable Margin for Eurodollar Loans.

     (ii) Commercial Letters of Credit: The Applicable Margin for Eurodollar Loans minus 0.50%.

     (iii)After the occurrence and during the continuance of an Event of Default, the Letter of Credit Fee shall be increased, at the option of the Administrative Agent, by an amount equal to two percent (2%) per annum.

     (b) The Loan Parties shall pay to the Administrative Agent, for the account of the Issuing Bank, and in addition to all Letter of Credit Fees otherwise provided for hereunder, a fronting fee (the "Fronting Fee") equal to 0.125% per annum of the average daily balance of the maximum amount that at any time is available for drawing or payment under each Letter of Credit, payable monthly in arrears, as well as such fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

Section 2.14      Nature of Fees

     All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders, as provided herein. Once paid, all fees shall be fully-earned and shall not be refundable under any circumstances.

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
Section 2.15      Termination or Reduction of Commitments

     (a) Upon at least two Business Days' prior written notice to the Administrative Agent, the Loan Parties may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Tranche A Commitments of each Tranche A Lender and
(ii) be irrevocable when given. At the effective time of each such reduction or termination, the Loan Parties shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Tranche A Commitments so terminated or reduced through the date thereof,
(ii) any amount by which the Tranche A Credit Extensions outstanding on such date exceed the amount to which the Tranche A Commitments are to be reduced effective on such date and (iii) all earned and unpaid Fees with respect to such Credit Extensions, in each case pro rata based on the amount prepaid.

     (b) The Loan Parties may not terminate or reduce the Tranche B Commitments at any time except for any termination or reduction made solely by virtue of the application of Net Proceeds in accordance with the provisions of Section 2.18. Each such reduction or termination shall (i) be applied ratably to the Tranche B Commitments of each Tranche B Lender and (ii) be irrevocable when given. At the effective time of each such reduction or termination, the Loan Parties shall pay to the Administrative Agent for application as provided herein (i) any amount by which the Tranche B Loans outstanding on such date exceed the amount to which the Tranche B Commitments are to be reduced effective on such date and (ii) all earned and unpaid Fees under the Tranche B Fee Letter, pro rata based on the amount prepaid.

Section 2.16      Alternate Rate of Interest

     If  prior to the  commencement  of any  Interest  Period  for a  Eurodollar
Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Tranche A Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Tranche A Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Loan Parties and the Tranche A Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Loan Parties and the Tranche A Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.17      Conversion and Continuation of Tranche A Loans

     Heilig-Meyers on behalf of the Loan Parties shall have the right at any time, on two Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of Tranche A Loans (but in no event Swingline Loans) of one Type (or a portion thereof) to a Borrowing of Tranche A Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

     (a) no Borrowing of Tranche A Loans may be converted into, or continued as, Eurodollar Loans at any time when an Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Loan Parties to incur Breakage Costs upon the occurrence of an Event of Default unless the Obligations are accelerated);

     (b) if less than a full Borrowing of Tranche A Loans is converted, such conversion shall be made pro rata among the Tranche A Lenders, as applicable, in accordance with the respective principal amounts of the Tranche A Loans comprising such Borrowing held by such Tranche A Lenders immediately prior to such refinancing;

     (c) the aggregate principal amount of Tranche A Loans being converted into or continued as Eurodollar Loans shall be in an integral of $1,000,000 and at least $5,000,000;

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     (d) each  Tranche A Lender  shall  effect each  conversion  by applying the proceeds of its new Eurodollar Loan or Base Rate Loan, as the case may be, to its Tranche A Loan being so converted;

     (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a conversion or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

     (f) a Borrowing of Eurodollar Loans may be converted only on the last day of an Interest Period applicable thereto;

     (g) each request for a conversion or continuation of a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

     (h) no more than ten (10) Borrowings of Eurodollar Loans may be outstanding at any time.

If Heilig-Meyers does not give notice to convert any Borrowing of Eurodollar Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be converted to a Borrowing of Base Rate Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from Heilig-Meyers, promptly give each Tranche A Lender notice of any conversion, in whole or part, of any Tranche A Loan made by such Tranche A Lender.

Section 2.18      Mandatory Prepayment; Commitment Termination; Cash Collateral

     The outstanding Obligations shall be subject to mandatory prepayment as follows:

     (a) If at any time the amount of the Tranche A Credit Extensions exceeds the lower of (i) the then amount of the Tranche A Commitments and (ii) the then amount of the Borrowing Base plus the cash held in the Cash Collateral Account, the Loan Parties will immediately upon notice from the Administrative Agent (A) prepay the Tranche A Loans in an amount necessary to eliminate such excess, and
(B) if, after giving effect to the prepayment in full of all outstanding Tranche A Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the remaining amount of such excess.

     (b) The Tranche A Loans shall be repaid daily in accordance with the provisions of Section 2.21(i) hereof.

     (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of a Loan Party or any Subsidiary in respect of any Prepayment Event, the Loan Parties shall, immediately after such Net Proceeds are received, prepay the Loans in an aggregate principal amount equal to such Net Proceeds in the following priority:

     (i) Except as provided in clauses (A) - (B) and clause (ii) below, the Net Proceeds realized from any Prepayment Event shall be paid FIRST, in reduction of the Swingline Loans, SECOND, in reduction of the other Tranche A Loans, THIRD, to the Cash Collateral Account as collateral for the Letter of Credit Outstandings up to 105% thereof, FOURTH, if an Event of Default then exists, to the Tranche B Loans, and FIFTH, to all other Obligations. If all Obligations (other than the Tranche B Loans) are paid, any excess Net Proceeds shall be deposited in a separate cash collateral account, and as long as no Event of Default then exists, shall be released to the Loan Parties upon their request and utilized by the Loan Parties prior to any further Tranche A Loans being made. Notwithstanding the foregoing, prior to the occurrence of an Event of Default and the termination of the Tranche A Commitments,

          (A) The Net Proceeds from any bulk sale of Inventory not in the ordinary course that reduces stock ledger inventory to an amount less than $150,000,000 shall be applied first, to the Tranche A Loans (including Swingline Loans) up to the then applicable Inventory Advance Rate of the Cost of such Inventory and second, at the option of the Required Tranche B Lenders, to the Tranche B Loans in an amount up to 4% of the Cost of such Inventory.

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          (B)  Any Net  Proceeds  in excess of the amounts  described  in clause
               (A), above, shall be applied in reduction of the Tranche A Loans (including Swingline Loans), or if no such Tranche A Loans are then outstanding, to the Cash Collateral Account as collateral for the Letter of Credit Outstandings up to 105% thereof.

     (ii) The Net Proceeds realized from all Equipment and Seller Notes Receivable (each as defined in the Security Agreement) shall be paid FIRST, to the Tranche B Loans, SECOND, in reduction of the Swingline Loans, THIRD, in reduction of the other Tranche A Loans, FOURTH, to the Cash Collateral Account as collateral for the Letter of Credit Outstandings up to 105% thereof, and FIFTH, to all other Obligations.

     (d) Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding Eurodollar Loans are prepaid. Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $1,000,000. No prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.18 other than on the last day of an Interest Period applicable thereto, unless the Loan Parties simultaneously reimburse the Tranche A Lenders for all "Breakage Costs" (as defined below) associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of Heilig-Meyers, the Administrative Agent shall hold all amounts required to be applied to Eurodollar Loans in the Cash Collateral Account and will apply such funds to the applicable Eurodollar Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents' rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Any prepayment of the Tranche B loans shall permanently reduce the Tranche B Commitments; and any prepayment of the Tranche A Loans shall not permanently reduce the Tranche A Commitments.

     (e) All amounts required to be applied to all Tranche A Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Tranche A Lender's Tranche A Commitment Percentage.

     (f) Upon the Termination Date, the credit facility provided hereunder shall be terminated in full and the Loan Parties shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations.

Section 2.19      Optional Prepayment of Loans; Reimbursement of Lenders

     (a) The Loan Parties shall have the right at any time and from time to time to prepay outstanding Tranche A Loans in whole or in part, (x) with respect to Eurodollar Loans, upon at least two Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 11:00 a.m., Boston time, and (y) with respect to Base Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., Boston time, subject to the following limitations:

     (i) Subject to Section 2.18, all prepayments shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Tranche A Loans ratably in accordance with each Tranche A Lender's Tranche A Commitment Percentage, and third, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings.

     (ii) Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding Eurodollar Loans are prepaid. Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $1,000,000. No prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.19 other than on the last day of an Interest Period applicable thereto, unless the Loan Parties simultaneously reimburse the Tranche A Lenders for all "Breakage Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000.

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     (iii)Each notice of  prepayment  shall  specify the  prepayment  date,  the principal amount and Type of the Tranche A Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which such Tranche A Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Loan Parties to prepay such Tranche A Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Loan Parties hereunder, notify each Tranche A Lender of the principal amount and Type of the Tranche A Loans held by such Tranche A Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     (b) The Loan Parties shall reimburse each Tranche A Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Base Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any Eurodollar Loan required or permitted under this Agreement, if such Tranche A Loan is prepaid other than on the last day of the Interest Period for such Tranche A Loan or (ii) in the event that after Heilig-Meyers delivers a notice of borrowing under Section 2.03 in respect of Eurodollar Loans, such Tranche A Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Tranche A Lender of its obligations hereunder or the delivery of any notice pursuant to Section
2.16. Such loss shall be the amount as reasonably determined by such Tranche A Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Tranche A Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Tranche A Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with Base Rate Loans other than on the last day of the Interest Period for such Tranche A Loan, of the then current Interest Period for such Tranche A Loan or (y) in the case of such failure to borrow, of the Interest Period for such Tranche A Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Tranche A Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, "Breakage Costs"). Any Tranche A Lender demanding reimbursement for such loss shall deliver to the Loan Parties from time to time one or more certificates setting forth the amount of such loss as determined by such Tranche A Lender and setting forth in reasonable detail the manner in which such amount was determined.

     (c) In the event the Loan Parties fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.19(a), the Loan Parties on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Loan Parties from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

     (d) Whenever any partial prepayment of Loans are to be applied to Eurodollar Loans, such Eurodollar Loans shall be prepaid in the chronological order of their Interest Payment Dates.

     (e) The Loan Parties may not prepay the Tranche B Loans at any time except from the application of Net Proceeds in accordance with the provisions of
Section 2.18 hereof. The Administrative Agent shall, promptly notify each Tranche B Lender of the principal amount and Type of the Tranche B Loans held by such Tranche B Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

Section 2.20      Maintenance of Loan Account; Statements of Account

     (a) The Administrative Agent shall maintain an account on its books in the name of the Loan Parties (the "Loan Account") which will reflect (i) all Swingline Loans and all loans and advances made by the Lenders to the Loan Parties or for the Loan Parties' account, including the Loans, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other Obligations that have become payable.

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     (b) The Loan  Account  will be credited  with all  amounts  received by the
Administrative Agent from the Loan Parties or from others for the Loan Parties' account, including all amounts received in the FRF Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set
forth  in  Sections   2.22(a)  and  (b).  After  the  end  of  each  month,  the
Administrative Agent shall send to the Loan Parties a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Loan Parties during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Loan Parties.

Section 2.21      Cash Receipts

     (a) Annexed hereto as Schedule 2.21(a) is a list of all present DDAs, which
Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) maintained with such depository; and
(iii) to the extent known, a contact person at such depository.

     (b) Annexed hereto as Schedule 2.21(b) is a list describing all arrangements to which any Loan Party is a party with respect to the payment to any Loan Party of the proceeds of all credit card charges for sales by any Loan Party.

     (c) The Loan Parties shall (i) deliver to the Administrative Agent, within ten (10) days after entry of the Interim Borrowing Order, notifications executed on behalf of the Loan Parties to each depository institution with which any DDA is maintained (other than DDAs which receive solely Non-Concentrated Proceeds) in form satisfactory to the Administrative Agent, of the Administrative Agent's interest in such DDA (each, a "DDA Notification"), and (ii) deliver to the Administrative Agent, within five (5) days after entry of the Interim Borrowing Order, notifications executed on behalf of the Loan Parties to each of the Loan Party's credit card clearinghouses and processors of notice in form satisfactory to the Administrative Agent, (each, a "Credit Card Notification"), and (iii) prior to the Closing Date, enter into agency agreements with the banks maintaining the deposit accounts identified on Schedule 2.21(c) (collectively, the "Blocked Accounts"), which agreements (the "Blocked Account Agreements") shall be in form and substance satisfactory to the Administrative Agent. The DDA Notifications, Credit Card Notifications and Blocked Account Agreements shall require the sweep on each Business Day of all available cash receipts from the sale of Inventory and other assets, all collections of Accounts, and all other cash payments received by the Loan Parties from any Person or from any source or on account of any sale or other transaction or event, excluding only the proceeds of the Loans and the Non-Concentrated Proceeds (all such non-excluded cash receipts and collections, "Cash Receipts"), to a concentration account maintained by the Collateral Agent at Fleet (the "FRF Concentration Account"). In that regard, the Loan Parties shall cause the ACH or wire transfer to a Blocked Account or to the FRF Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of (A) the then contents of each DDA (other than DDAs which receive solely Non-Concentrated Proceeds), each such transfer to be net of any minimum balance, not to exceed $5,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained; and (B) the proceeds of all credit card charges not otherwise provided for pursuant hereto, provided that the Administrative Agent agrees that for a period not to exceed fifteen
(15) days from the date of entry of the Interim Borrowing Order, funds from the DDAs and proceeds of credit card charges may be transferred to the existing SunTrust Master Account as long as the Loan Parties account for and disburse such funds and proceeds in accordance with the provisions of Section 2.21(g), and further provided that the Loan Parties shall not, at any time, be liable for any failure to transfer the contents of any DDA daily as provided herein, if such failure is occasioned by a technological or systems defect not within the control of the Loan Parties. Further, whether or not any Obligations are then outstanding, the Loan Parties shall cause the ACH or wire transfer to the FRF Concentration Account, no less frequently than daily, of the then entire ledger balance of each Blocked Account, net of such minimum balance, not to exceed the amounts set forth in Schedule 2.21(c). In the event that, notwithstanding the provisions of this Section 2.21, the Loan Parties receive or otherwise have dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by the Loan Parties for the Administrative Agent and shall not be commingled with any of the Loan Parties' other funds or deposited in any account of any Loan Party other than as instructed by the Administrative Agent.

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     (d) The Loan Parties shall accurately  report to the  Administrative  Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If at any time other than the times set forth above any cash or cash equivalents owned by the Loan Parties are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (other than DDAs into which solely Non-Concentrated Proceeds are deposited), the Administrative Agent shall require the Loan Parties to close such account and have all funds therein transferred to an account maintained by the Administrative Agent at Fleet and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.

     (e) The Loan Parties may request that the Administrative Agent close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts (or, in either case, permit the Loan Parties to do so), subject to the execution and delivery to the Administrative Agent of appropriate DDA Notifications or Blocked Account Agreements (unless expressly waived by the Administrative Agent) consistent with the provisions of this Section 2.21 and otherwise satisfactory to the Administrative Agent. Unless consented to in writing by the Administrative Agent, the Loan Parties may not maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein.

     (f) The Loan Parties may also maintain one or more disbursement accounts (the "Disbursement Accounts") to be used by the Loan Parties for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder; provided that the Loan Parties deliver a DDA Notification for each such Disbursement Account, and further provided that the amount on deposit in any such Disbursement Account shall at no time exceed the amounts required to be maintained in the Disbursement Account by the depository bank and amounts reasonably anticipated to be required to fund operating expenses for the subsequent five (5) day period. The only Disbursement Accounts as of the Closing Date are those described in Schedule 2.21(f).

     (g) The Loan Parties shall also maintain one or more DDAs into which only the Non-Concentrated Proceeds shall be deposited. Any Non-Concentrated Proceeds deposited into any DDA into which any Cash Receipts or any proceeds of any other Collateral are deposited shall be forwarded daily to a Blocked Account or to the FRF Concentration Account and, within one (1) Business Day thereafter, the Loan Parties shall redirect, or cause to be redirected, such Non-Concentrated Proceeds from the Blocked Account to a DDA into which only the Non-Concentrated Proceeds shall be deposited, to the end that the Blocked Account shall thereupon contain only Cash Receipts and any proceeds of any other Collateral (which Cash Receipts and other proceeds shall be forwarded to the FRF Concentration Account as provided in Section 2.21(c)). The Loan Parties shall furnish the Administrative Agent with an accounting daily of all deposits made into each DDA (including DDAs into which the Non-Concentrated Proceeds are deposited) and to the Blocked Account, setting forth in reasonable detail the portion of each such deposit which constituted Non-Concentrated Proceeds and the portion which constituted Cash Receipts and any proceeds of any other Collateral.

     (h) The FRF Concentration Account is, and shall remain, under the sole dominion and control of the Collateral Agent. Each Loan Party acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the FRF Concentration Account, (ii) the funds on deposit in the FRF Concentration Account shall continue to be collateral security for all of the Obligations and
(iii) the funds on deposit in the FRF Concentration Account shall be applied as provided in Section 2.22(a).

     (i) Daily, the Collateral Agent shall promptly apply funds in the FRF Concentration Account in reduction of the Obligations (in the manner set forth in Section 2.22 hereof).

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Section 2.22      Application of Payments

     (a) Subject to the provisions of Sections 2.18 and 2.21 and, to the extent applicable, the Borrowing Order, all amounts received in the FRF Concentration Account from any source, including the Blocked Account Banks, shall be applied, on the day immediately following receipt, in the following order: first, to pay interest due and payable on Credit Extensions and to pay fees and expense reimbursements and indemnification then due and payable to the Administrative
Agent, FBRS, the Issuing Bank, the Collateral Agent, the Tranche B Administrative Agent, and the Lenders; second to repay outstanding Swingline Loans; third, to repay other outstanding Tranche A Loans that are Base Rate Loans and all outstanding reimbursement obligations under Letters of Credit; fourth, to repay outstanding Tranche A Loans that are Eurodollar Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.19(b) or, at the Loan Parties' option (if no Event of Default has occurred and is then continuing), to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding Eurodollar Loans on the last day of the then-pending Interest Period therefor; fifth if any Event of Default has occurred and is continuing, to fund a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings; provided, however, that if such Event of Default shall be waived pursuant to the terms hereof, such cash collateral shall be released and applied pursuant to clauses sixth, and seventh below; sixth, if all outstanding Tranche A Loans and Letter of Credit Outstandings have been repaid or secured by cash collateral deposits as set forth above, if an Event of Default then exists, to repay outstanding Tranche B Loans; and seventh, to pay all other Obligations that are then outstanding and payable. If all Obligations (other than the Tranche B Loans) are paid, any excess Net Proceeds shall be deposited in a separate cash collateral account, and as long as no Event of Default then exists, shall be released to the Loan Parties upon their request and utilized by the Loan Parties prior to any further Tranche A Loans being made. Any other amounts received by the Administrative Agent, the Issuing Bank, the Collateral Agent, the Tranche B Administrative Agent, or any Lender as contemplated by Section 2.21 shall also be applied in the order set forth above in this Section 2.22.

     (b) Any amounts received in the FRF Concentration Account at any time when all of the Obligations have been and remain fully repaid shall be remitted to the Loan Parties, if and as the Loan Parties may request.

     (c) All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits and shall be subject to one (1) Business Day's clearance and collection. If any item deposited to the FRF Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Loan Parties shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders against all claims and losses resulting from such dishonor or return.

Section 2.23      Increased Costs

     (a) If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar
          Loans made by such Tranche A Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Tranche A Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Tranche A Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Tranche A Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Loan Parties will pay to such Tranche A Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Tranche A Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

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     (b) If any Lender or the  Issuing  Bank  determines  that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Loan Parties will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Loan Parties and shall be conclusive absent manifest error. The Loan Parties shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.24      Change in Legality

     (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Loan Parties, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Loan Parties for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an Base Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.24, a notice to the Loan Parties by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Loan Parties.

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Section 2.25      Payments; Sharing of Setoff

     (a) The Loan Parties shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Sections 2.19(b), 2.23 or 2.26, or otherwise) prior to 12:00 noon, Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 40 Broad Street, Boston, Massachusetts, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.19(b), 2.23, 2.26 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to Eurodollar Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.

     (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Loan Parties or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Loan Parties consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may, subject to the terms of the Borrowing Order, exercise against the Loan Parties rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Loan Parties in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Loan Parties prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Loan Parties will not make such payment, the Administrative Agent may assume that the Loan Parties have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Loan Parties have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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     (e) If any Lender shall fail to make any payment  required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.26      Taxes

     (a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Loan Parties shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Parties shall make such deductions and (iii) the Loan Parties shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Loan Parties shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section but without duplication of any amounts payable by the Loan Parties under Section 2.26(a) or Section 2.26(b)) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Loan Parties to a Governmental Authority, the Loan Parties shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Loan Parties and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or
Form 4224, or, in the case of a Foreign Lender's claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Loan Parties and is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Loan Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.26(e), a Foreign Lender shall not be required to deliver any form pursuant to this 2.26(e) that such Foreign Lender is not legally able to deliver.

     (f) The Loan Parties shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above.

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Section 2.27      Security Interest in Collateral

     To secure their Obligations under this Agreement and the other Loan Documents, the Loan Parties shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, a first-priority security interest in all of the Collateral pursuant hereto and to the Security Documents, subject only to Permitted Encumbrances and the terms of the Borrowing Order.

Section 2.28      Mitigation Obligations; Replacement of Lenders

     (a) If any Lender requests compensation under Section 2.23, or if the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.23 or 2.26, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Loan Parties hereby agree to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Loan Parties shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

     (b) If any Lender requests compensation under Section 2.23, or if the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, or if any Lender defaults in its obligation to fund Loans hereunder, then the Loan Parties may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Loan Parties shall have received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Loan Parties (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.23 or payments required to be made pursuant to Section 2.26, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Loan Parties to require such assignment and delegation cease to apply.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Each Loan Party represents and warrants to the Lenders that:

Section 3.1       Organization; Powers

     Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent applicable, is in good standing in, every jurisdiction where such qualification is required.

Section 3.2       Authorization; Enforceability

     The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and, when the Interim Borrowing Order is entered by the Bankruptcy Court in the Proceedings, constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party and when the Interim Borrowing Order is entered by the Bankruptcy Court in the Proceedings, will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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Section 3.3       Governmental Approvals; No Conflicts

     The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for the approval of the Bankruptcy Court in the Proceedings and such others as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument entered into after the commencement of the Proceedings binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents.

Section 3.4       Financial Condition

     Heilig-Meyers has heretofore furnished to the Lenders (i) its Form 10-K filed with the Securities and Exchange Commission (including a consolidated balance sheet and statements of income, stockholders' equity and cash flows) for the fiscal year ending February 29, 2000, and (ii) its Form 10-Q filed with the Securities and Exchange Commission (including a consolidated balance sheet and statements of income, stockholders' equity and cash flows) for the fiscal quarter ending May 31, 2000. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Heilig-Meyers and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes.

Section 3.5       Properties

     (a) Except as disclosed in Schedule 3.05, each Loan Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects which could not reasonably be expected to have a Material Adverse Effect.

     (b) Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) Schedule 3.05 sets forth the address (including county) of all Real Estate that is owned or leased by the Loan Parties as of the Closing Date, together with a list of the holders of any mortgage or other Lien thereon.

Section 3.6       Litigation and Environmental Matters

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party (i) which is not stayed by the commencement of the Proceedings and as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, except by virtue of the commencement of the Proceedings.

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
Section 3.7       Compliance with Laws and Agreements

     Each Loan Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other instruments binding upon it or its property, except to the extent the Loan Parties are not required to comply therewith during the pendency of the Proceedings or enforcement of remedies on account of the failure to comply therewith is stayed in the Proceedings, and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.8       Investment and Holding Company Status

     No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

Section 3.9       Taxes

     Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings, for which such member, as applicable, has set aside on its books adequate reserves, and as to which no Lien has arisen, or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, or (c) taxes which were unpaid as of the commencement of the Proceedings.

Section 3.10      ERISA

     No ERISA Event has occurred or is reasonably expected to occur which is not stayed by virtue of the commencement of the Proceedings and that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

Section 3.11      Disclosure

     The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of any of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.12      Subsidiaries

     Schedule  3.12  sets  forth  the name of,  and the  ownership  interest  of
Heilig-Meyers in, each Subsidiary of Heilig-Meyers and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date. The Loan Parties are not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.

Section 3.13      Insurance

     Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.

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
Section 3.14      Labor Matters

     As of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Loan Parties, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. All post-Proceeding payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

Section 3.15      Security Documents

     (a) The Borrowing Order creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement), and the Borrowing Order constitutes the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other person, except as otherwise provided in the Borrowing Order.

     (b) The Borrowing Order creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), and the Borrowing Order constitutes the creation of a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 and as otherwise provided in the Borrowing Order.

     (c) The Borrowing Order creates a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person, except as otherwise provided in the Borrowing Order.

     (d) The Borrowing Order creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable mortgage and security interests in the Real Estate which constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in such Real Estate, in each case prior and superior in right to any other person, other than with respect to Liens as expressly provided in the Borrowing Order.

Section 3.16      Federal Reserve Regulations

     (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

     (c) Less than 25% of the assets of the Loan Parties on a consolidated basis consist of Margin Stock.

                                   ARTICLE IV
                                   CONDITIONS

Section 4.1       Closing Date

     The obligation of the Tranche A Lenders to make each Tranche A Loan, the Tranche B Lenders to make the Tranche B Loans and of the Issuing Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

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
     (a) The Agents (or their counsel) shall have received from each party hereto other than the Tranche A Lenders and Tranche B Lenders either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

     (b) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Closing Date) of each of (i) McGuireWoods, LLP, counsel for the Loan Parties substantially in the form of Exhibit D-1, and (ii) Willkie, Farr & Gallagher, bankruptcy counsel for the Loan Parties, substantially in the form of Exhibit D-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Required Lenders shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

     (c) The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance satisfactory to the Agents and their counsel.

     (d) After giving effect to the first funding under the Loans; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and Letters of Credit to be issued at, or immediately subsequent to, such establishment, Excess Availability shall be not less than [$145,000,000]. The Agents shall have received a Borrowing Base Certificate dated the Closing Date, relating to the calendar week ended on August 11, 2000, and executed by a Financial Officer of the Loan Parties.

     (e) The consummation of the transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any material agreement of any Loan Party (except to the extent the Loan Parties are not required to comply therewith in the Proceedings or enforcement of remedies on account of the failure to comply therewith is stayed in the Proceedings).

     (f) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Agents. Without limiting the foregoing, there shall have been entered in the Proceedings an Interim Borrowing Order in the form of Exhibit B hereto (or such other form as the Agents may approve), which order shall not have been stayed, modified, appealed, reversed or otherwise affected.

     (g) There shall have been completed the due diligence investigation by the Administrative Agent and the Administrative Agents' counsel with results satisfactory to the Administrative Agent and its counsel, including inventory collateral examinations, examinations of the Loan Parties' books and records, and appraisals of inventory.

     (h) The Agents shall be satisfied that any financial statements delivered to them fairly present the business and financial condition of the Loan Parties, and that, other than the commencement of the Proceedings, there has been no material adverse change in the assets, business, financial condition, income or prospects of the Loan Parties since the date of the most recent financial information delivered to the Agents.

     (i) There shall not be pending any litigation or other proceeding which is not stayed by the commencement of the Proceedings, the result of which could reasonably be expected to have a Material Adverse Effect.

     (j) The Collateral Agent shall have received results of searches or other evidence satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of liens on the assets of the Loan Parties, except for (i) liens for which termination statements and releases reasonably satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit and (ii) liens in favor of Wachovia Bank, N.A., as collateral agent, and (iii) liens on inventory returned or repossessed as a result of a default on any retail installment sale contract transferred to the Heilig-Meyers Master Trust (except that any such liens described in clauses (ii) and (iii) may not extend to the Loan Parties' inventory or other assets which are the subject of the Borrowing Base).

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     (k) The Agents shall be  reasonably  satisfied  with the Loan Parties' cash management system, including, without limitation, the ability of the Loan Parties to segregate the proceeds of the Collateral Agent's first priority lien collateral from proceeds of other of the Loan Parties' assets (including, without limitation, the Non-Concentrated Proceeds).

     (l) The Agents shall be satisfied with the terms and nature of any adequate protection granted by the Loan Parties or ordered by the Bankruptcy Court in the Proceedings in favor of any of the Loan Parties' pre-petition creditors, including, without limitation, with respect to any adequate protection involving the grant of junior liens on the Collateral and/or of junior superpriority claims.

     (m) No material changes in governmental regulations or policies affecting the Loan Parties, the Agents, the Syndication Agent or any Lender involved in this transaction shall have occurred prior to the Closing Date.

     (n) There shall not have occurred any disruption or material adverse change in the financial or capital markets in general that would, in the opinion of the Agents, have a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

     (o) There shall have been delivered to the Administrative Agent such additional instruments and documents as the Agents or counsel to the Agents reasonably may require or request.

The Administrative Agent shall notify the Loan Parties and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 12:00 noon, Boston time, on August 22, 2000, (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

Section 4.2       Conditions Precedent to Each Loan and Each Letter of Credit

     In addition to those conditions described in Section 4.01, the obligation of the Tranche A Lenders to make each Tranche A Loan and of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:

     (a) Notice. The Administrative Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by
Article II.

     (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

     (c) No Default. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, the Loan Parties shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

     (d) Borrowing Base Certificate. The Administrative Agent shall have received the timely delivery of the most recently required Borrowing Base Certificate (ending on the Saturday of the immediately preceding week), with each such Borrowing Base Certificate including schedules as required by the Administrative Agent.

     (e) Advances Against Real Estate. Prior to making any advances against Eligible Real Estate, (i) the Collateral Agent shall have received (A) appraisals by a third party appraiser acceptable to the Collateral Agent; and
(B) title insurance, environmental site assessments, and other real estate items with respect to such parcel of Real Estate, as may be reasonably requested by the Collateral Agent, including, but not limited to, those items required by FIRREA, and (ii) the Agents shall have received a business plan for the Loan Parties in conformity with the provisions of Section 5.01(g) hereof, and (iii) the Final Borrowing Order shall have been entered in the Proceedings, which order shall not have been stayed, modified, appealed, reversed or otherwise affected.

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The request by the Loan Parties for, and the  acceptance by the Loan Parties of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this Section 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Loan Parties shall continue to be in compliance with the Borrowing Base.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Lenders that:

Section 5.1       Financial Statements and Other Information

     The Loan Parties will furnish to the Agents:

     (a) within 90 days after the end of each fiscal year of Heilig-Meyers, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on by independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit, except for qualifications and exceptions resulting from the commencement and pendency of the Proceedings) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Heilig-Meyers and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Heilig-Meyers, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Heilig-Meyers and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) within 30 days after the end of each fiscal month of Heilig-Meyers, its consolidated monthly operating results as of the end of and for such fiscal month, with a comparison to the business plan, a summary of all Capital Expenditures made during the subject month, and, without duplication, a monthly operating report consistent with, and containing the information set forth in, the report filed by the Loan Parties with the Bankruptcy Court in the Proceedings;

     (d)  concurrently  with any delivery of financial  statements  under clause
(a), (b), or (c) above, a certificate of a Financial Officer of the Loan Parties
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations with respect to the performance covenants included in the definition of "Applicable Margin", and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Heilig-Meyers' audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (f) concurrently with any delivery of financial statements under clause (c) above, a consolidated statement of projected cash flow prepared on a weekly basis for the following 8 week period;

     (g) no later than five (5) Business Days prior to the initial date established in the Proceedings for a hearing to approve the Final Borrowing Order, a business plan for the succeeding twelve month period, which business plan shall be reasonably satisfactory in form and substance to the Agents.

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
     (h) within 30 days following the commencement of each fiscal year of Heilig-Meyers, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

     (i) on Thursday of each week (or such more frequent periods as the Administrative Agent may require, in its discretion, at any time that Excess Availability is less than $25,000,000), a certificate in the form of Exhibit E (a "Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last day of the immediately preceding week, each such Certificate to be certified as complete and correct on behalf of the Loan Parties by a Financial Officer of the Loan Parties;

     (j) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

     (k) promptly upon receipt thereof, copies of all reports submitted to the Loan Parties by independent certified public accountants in connection with each annual, interim or special audit of the books of the Loan Parties or any of its Subsidiaries made by such accountants, including any management letter commenting on the Loan Parties' internal controls submitted by such accountants to management in connection with their annual audit;

     (l) copies, when so filed or submitted, of any pleading filed in the Proceedings by or on behalf of any of the Loan Parties or the submission by or on behalf of any of the Loan Parties of any report or financial statement to the Bankruptcy Court in which the Proceedings are pending or the office of the United States Trustee, or the submission by or on behalf of any of the Loan Parties of any financial statement to any committee appointed in the Proceedings;

     (m) the financial and collateral reports described on Schedule 5.01(m) hereto, at the times set forth in such Schedule;

     (n) daily, a detailed summary of the Net Proceeds received from any Prepayment Event;

     (o) notice of any intended bulk sale, liquidation, or other disposition of assets of the Loan Parties two (2) Business Days prior to the date of consummation such sale or disposition, or commencement of such liquidation, and a detailed summary of the Net Proceeds expected to be received therefrom. Such notice shall be in addition to any notices which may be required to be furnished the Agents and the Lenders hereunder or under the Bankruptcy Code in connection with any hearings in the Proceedings to approve any such sale, liquidation or disposition; and

     (p) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request.

Section 5.2       Notices of Material Events

     The Loan Parties will furnish to the Administrative Agent, the Issuing Bank, the Collateral Agent, and each Lender prompt written notice of the following:

     (a) the occurrence of any Default or Event of Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     (e) any change in any Loan Party's executive officers.

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
     (f) any failure by any Loan Party to pay rent becoming due subsequent to the commencement of the Proceedings and payable as an administrative expense at any of such Loan Party's locations, which failure continues for more than ten
(10) days following the day on which such rent first came due.

     (g)  the  discharge  by  any  Loan  Party  of  their  present   independent
accountants or any withdrawal or resignation by such independent accountants.

     (h) the discharge by any Loan Party of any restructuring consultant engaged in accordance with Section 5.13 hereof or any withdrawal or resignation by any such restructuring consultant.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Loan Parties setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

Section 5.3       Information Regarding Collateral

     (a) The Loan Parties will furnish to the Agents prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Loan Parties also agree promptly to notify the Agents if any material portion of the Collateral is damaged or destroyed.

     (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Loan Parties shall deliver to the Agents a certificate of a Financial Officer of the Loan Parties setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

Section 5.4       Existence; Conduct of Business

     Each Loan Party will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.5       Payment of Obligations

     Each Loan Party will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including tax liabilities, arising subsequent to, or not stayed by, the commencement of the Proceedings before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent under Section 2.02(b) hereof.

Section 5.6       Maintenance of Properties

     Each Loan Party will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of storing closings and asset dispositions permitted hereunder.

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
Section 5.7       Insurance

     (a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent (or, to the extent consistent with prudent business practice, a program of self-insurance approved by the Administrative Agent) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

     (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties or the other Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent or the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 60 days' prior written notice thereof by the insurer to the Collateral Agent. The Loan Parties shall deliver to the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

Section 5.8       Casualty and Condemnation

     Each Loan Party will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Section 5.9       Books and Records; Inspection and Audit Rights

     (a) Each Loan Party will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of the Subsidiaries to, permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     (b) Each Loan Party will, and will cause each of the Subsidiaries to, from time to time upon the request of the Collateral Agent or the Required Lenders through the Administrative Agent, permit any Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agents to conduct evaluations and appraisals of (i) the Loan Parties' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable and documented fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals

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Section 5.10      Compliance with Laws

     Each Loan Party will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders entered in or relating to the Proceedings.

Section 5.11      Use of Proceeds and Letters of Credit

     The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the Loan Parties, including the purchase of inventory and equipment, in each case in the ordinary course of business and (b) to finance Capital Expenditures of the Loan Parties, and (c) for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.12      Additional Subsidiaries

     If any additional Subsidiary is formed or acquired after the Closing Date, the Loan Parties will notify the Agents and the Lenders thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Loan Parties will cause such Subsidiary to become a Subsidiary Loan Party hereunder and each applicable Security Document in the manner provided therein within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as any Agent or the Required Lenders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Loan Parties will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of voting stock of such Subsidiary).

Section 5.13      Restructuring Consultant

     The Loan Parties shall engage a restructuring consultant acceptable to the Agents, and the Loan Parties shall have obtained any necessary approvals of the Bankruptcy Court in the Proceedings therefor on or before August 31, 2000. In the event that such consultant resigns or is terminated, the Loan Parties shall engage a replacement consultant acceptable to the Agents within thirty (30) days after the date of such termination or resignation. The identity of each such consultant and the terms of employment and responsibilities of each such consultant shall be reasonably acceptable to the Administrative Agent.

Section 5.14      Further Assurances

     (a) Each Loan Party will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

     (b) If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Loan Parties will notify the Agents and the Lenders thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by any Agent or the Required Lenders to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

     (c) Upon the request of the Administrative Agent, the Loan Parties shall cause each of its customs brokers to deliver an agreement to the Administrative Agent covering such matters and in such form as the Administrative Agent may reasonably require.

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                                   ARTICLE VI
                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Lenders that:

Section 6.1       Indebtedness and Other Obligations

     (a) The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

     (i)  Indebtedness created under the Loan Documents;

     (ii) Indebtedness arising prior to the commencement of the Proceedings and set forth in Schedule 6.01;

     (iii)Indebtedness  of  any  Loan  Party  to  any  other  Loan  Party;

     (iv) Guarantees by any Loan Party of Indebtedness of any other Loan Party provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

     (v) Indebtedness of any Loan Party incurred subsequent to the commencement of the Proceedings to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
          (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $10,000,000 at any time outstanding;

     (vi) Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause
          (vi) shall not exceed $5,000,000 at any time outstanding;

     (vii)other unsecured Indebtedness arising subsequent to the commencement of the Proceedings in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; and

     (viii)  Indebtedness  in  connection  with  insurance   premium   financing
          contracts entered into in the ordinary course of business.

     (b) None of the Loan Parties will, nor will they permit any Subsidiary to, issue any preferred stock (except for preferred stock (i) all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash, until the date that is at least 360 days following the Maturity Date, (ii) that is not subject to redemption other than redemption at the option of the Loan Party issuing such preferred stock and (iii) all payments in respect of which are expressly subordinated to the Obligations) or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of (i) any shares of capital stock of any Loan Party or (ii) any option, warrant or other right to acquire any such shares of capital stock.

Section 6.2       Liens

     The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Liens created under the Loan Documents;

     (b)  Permitted  Encumbrances;

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     (c) any  Lien on any  property  or asset of any  Loan  Party  set  forth in
Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (d) any Lien existing on any property or asset (exclusive of any Accounts or Inventory) prior to the acquisition thereof by the Loan Parties or existing on any property or asset (exclusive of any Accounts or Inventory) of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Parties or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (e) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party, provided that (i) such Liens secure Indebtedness permitted by clause (v) of Section 6.01(a), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Loan Parties; and

     (f) Liens created on insurance refunds and rebates in connection with insurance premium financing contracts permitted by Section 6.01(a)(viii).

Section 6.3       Fundamental Changes

     (a) The Loan Parties will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may merge into Heilig-Meyers in a transaction in which Heilig-Meyers is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Subsidiary that is not a Loan Party may merge into any Subsidiary that is not a Loan Party, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Loan Parties will not engage to any material extent in any business other than businesses of the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.4       Investments, Loans, Advances, Guarantees and Acquisitions

     The Loan Parties will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

     (a) Permitted Investments;

     (b) investments existing on the Closing Date, and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

     (c) loans or advances made by any Loan Party to any other Loan Party, provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement;

     (d) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the amount of Indebtedness that is (i) outstanding with respect to Subsidiaries that are not Loan Parties and (ii) Guaranteed by any Loan Party shall not exceed (together with amounts described in subparagraphs (c) and (d) hereof) $2,000,000 in the aggregate at any time outstanding;

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     (e)   investments   received  in   connection   with  the   bankruptcy   or
reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

     (f) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business in an aggregate amount not to exceed $1,500,000 at any time outstanding.

Section 6.5       Asset Sales

     The Loan Parties will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Loan Parties permit any of the Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

     (a) (i) sales of Inventory in the ordinary course of business, or (ii) used or surplus equipment and Permitted Investments in the ordinary course of business;

     (b) sales, transfers and dispositions among the Loan Parties, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.08;

     (c) sales of Real Estate and fixtures relating to such Real Estate on such terms and conditions as may be reasonably acceptable to the Agents, but in no event shall the Net Proceeds from the sale of any Eligible Real Estate be less than the aggregate Release Prices for all Eligible Real Estate which is the subject of any such sale, except as otherwise permitted hereby;

     (d) other asset sales on such terms and conditions as may be reasonably acceptable to the Agents, provided that the amount of such sales (i) shall not exceed 50% of total consolidated assets (as reflected in Heilig-Meyer's consolidated balance sheet delivered to the Agents as of the Closing Date) in the aggregate from and after the date of this Agreement, or (ii) for sale of Inventory not in the ordinary course of business, shall not exceed $150,000,000 of Inventory at Cost in the aggregate from and after the date of this Agreement. Without limiting the generality of the foregoing, such asset sales may include sales of Inventory in bulk at any store to a liquidator (x) for a price at least equal to the then Inventory Advance Rate of the Cost of such Inventory and (y) on such other terms, such methodology and such bidding procedures as may be acceptable to the Agents;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other disposition permitted under clause
(b)) shall be made at arm's length and for fair value and solely for cash consideration (other than (x) sales, transfers and other dispositions permitted under clause (b) and (y) sales of Real Estate on terms as to which the Agent in its reasonable discretion has furnished its prior written consent); and further provided that the authority granted under clauses (a) through (d) hereof may be terminated in whole or in part by the Agents upon the occurrence and during the continuance of any Event of Default.

Section 6.6       Restricted Payments; Certain Payments of Indebtedness

     (a) Heilig-Meyers will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment.

     (b) The Loan Parties will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

     (i) payment of regularly scheduled interest and principal payments as and when due in respect of any permitted Indebtedness incurred subsequent to the commencement of the Proceedings or for payments required or permitted to be made pursuant to an order of the Bankruptcy Court in the Proceedings for adequate protection payments pursuant to the Bankruptcy Code;

     (ii) refinancings of Indebtedness described in clause (i), above, to the extent permitted by Section 6.01;

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     (iii)payments in an amount not to exceed  $2,000,000  to fund a reclamation program, the terms of which are subject to the Agent's reasonable consent.

     (iv) payments of all pre-petition claims (A) authorized by First Day Orders at any time after such First Day Orders are entered by the Bankruptcy Court in the Proceedings, and (B) subject to the entry of appropriate orders of the Bankruptcy Court in the Proceedings and as long as no Default or Event of Default then exists or would arise therefrom, up to an additional $500,000 during the pendency of the Proceedings.

Section 6.7       Transactions with Affiliates

     The Loan Parties will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Loan Parties or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) transactions between or among the Loan Parties not involving any other Affiliate.

Section 6.8       Restrictive Agreements

     The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Loan Parties or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Loan Parties or any other Subsidiary or to Guarantee Indebtedness of the Loan Parties or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions identified on Schedule
6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.

Section 6.9       Amendment of Material Documents

     The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, (b) any leases or subleases relating to Real Estate, or (c) any other instruments, documents or agreements entered into prior to the commencement of the Proceedings, in each case to the extent that such amendment, modification or waiver would be adverse to the interests of the Lenders.

Section 6.10      Additional Subsidiaries

     The Loan Parties will not, and will not permit any Subsidiary to, create any additional Subsidiary, unless such Subsidiary is a Loan Party.

Section 6.11      Return of Property

     Without the prior written consent of the Administrative Agent, the Loan Parties shall not consent to or suffer the entry of an order in the Proceedings which authorizes the return of any of the Loan Parties' property pursuant to ss.546(g)* of the Bankruptcy Code.

Section 6.12      Capital Expenditures

     The Loan Parties shall not make or incur Capital Expenditures in any fiscal year in excess of $25,000,000 in the aggregate.

Section 6.13      Excess Availability

     The Loan Parties shall at all times maintain Excess Availability in an amount equal to (a) $15,000,000 until the Agents have received a business plan in conformity with the provisions of Section 5.01(g) hereof, and (b) thereafter, the greater of $10,000,000 or 10% of the amounts available to be borrowed pursuant to clauses (a), (b), and (c) of the definition of Borrowing Base.

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Section 6.14      Bankruptcy Proceedings

     The Loan Parties will not, and will not permit any Subsidiaries to, seek, consent, suffer to exist (a) any modification, stay, vacation or amendment to the Borrowing Orders; or (b) a priority claim for any administrative expense or unsecured claim against any Loan Party (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in Section 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), or 1114 of the Bankruptcy Code) equal or superior to the priority claim of the Agents and the Lenders in respect of the Obligations, except with respect to the Carve Out; and (c) any Lien on any Collateral, having a priority equal or superior to the Liens of the Collateral Agent and the Lenders except for Permitted Encumbrances having priority under applicable law over the Lien of the Collateral Agent.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

Section 7.1 If any of the following events ("Events of Default") shall occur:

     (a) the Loan Parties shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Loan Parties shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

     (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 2.21, 5.01, 5.02, 5.04 (with respect to the existence of the Loan Parties), 5.05, 5.07, 5.11 or 5.13 or in Article VI;

     (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Loan Parties (which notice will be given at the request of any Lender);

     (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness incurred subsequent to the commencement, or otherwise required to be paid during the pendency, of the Proceedings, when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

     (g) any event or condition occurs that results in any Material Indebtedness incurred subsequent to the commencement, or otherwise required to be paid during the pendency, of the Proceedings, becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause
(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness permitted in accordance with the terms of this Agreement;

     (h) The entry of an order in the Proceedings, which order constitutes the stay, modification, appeal, or reversal of any Borrowing Order or which otherwise affects the effectiveness of any Borrowing Order;

     (i) The appointment in the Proceedings of a trustee or of any examiner having expanded powers to operate all or any part of any Loan Party's business;

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     (j) The  conversion  of the  Proceedings  to a case under  Chapter 7 of the
Bankruptcy Code;

     (k) The entry of any order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Agents, to realize upon, or to exercise any right or remedy with respect to, any material asset of any Loan Party or to terminate any license, franchise, or similar agreement, where the exercise of such right or remedy or such realization or termination could have a material adverse effect on the Loan Parties' financial condition or ability to conduct their business in the ordinary course.

     (l) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment, but only if and to the extent that the enforcement of any of the foregoing is not stayed in the Proceedings;

     (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $1,000,000;

     (n)

     (i) any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

     (ii) any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered adverse to the Agents and the Lenders.

     (iii)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

     (o) a Change in Control shall occur;

     (p) the occurrence of any uninsured loss to any material portion of the Collateral, which could reasonably be expected to have a Material Adverse Effect;

     (q) the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Loan Party and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course, and such indictment remains unquashed or such legal process remains undismissed for a period of 45 days or more;

     (r) the determination of the Loan Parties, whether by vote of the Loan Parties' board of directors or otherwise to: suspend the operation of the Loan Parties' business in the ordinary course, liquidate all or a material portion of the Loan Parties' assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales; or the filing of a motion or other application in the Proceedings seeking authority to do any of the foregoing;

     (s) an application shall be filed by any Loan Party for the approval of any other super-priority claim in the Proceedings which is pari passu with or senior to the claims of the Agents and the Lenders against the Loan Parties or there shall arise any such super-priority claim;

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     (t) the Loan Parties shall pay or discharge any  pre-petition  Indebtedness except as expressly permitted hereunder;

     (u) Any adequate protection is granted by the Loan Parties or is ordered by the Bankruptcy Court in the Proceedings in favor of any of the Loan Parties' pre-petition creditors without the consent of the Agents, or any such adequate protection is modified or expanded without the consent of the Agents; or

     (v) any Loan Party (or any other Person in the case of clause (ii)) shall file a motion in the Proceedings (i) to use cash collateral of the Lenders under
Section 363(c) of the Bankruptcy Code without the Lenders' consent, (ii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or
(iii) to take any other action or actions adverse to the Lenders or their rights and remedies hereunder or under the other Loan Documents or the Lenders' interest in any Collateral;

then, and in every such event, and at any time thereafter during the continuance of such event, subject to the terms of the Borrowing Order, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Loan Parties, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

Section 7.2       Tranche B Actionable Events

         If any of the following events occurs:

     (a) any Event of Default set forth in Sections 7.01(a) or (b) (with respect to the Tranche B Loans); or

     (b) acceleration of the Tranche A Loans; or

     (c) any Overadvance other than a Permitted Overadvance shall occur and shall continue unremedied for more than three consecutive Business Days; or

     (d) the breach of the provisions of Section 6.13 hereof, which breach continues unremedied for more than three consecutive Business Days;

then, and in every such event and at any time thereafter during the continuance of any such event, subject to the terms of the Borrowing Order, the Administrative Agent may, and at the request of the Required Tranche B Lenders shall, by notice to the Loan Parties, take one or more of the following actions, at the same or different times: (i) provided that either (A) the Tranche A Loans have been declared due and payable pursuant to Section 7.01 or (B) 10 Business Days have elapsed since the occurrence of such event, declare the Tranche B Loans then outstanding to be forthwith due and payable, whereupon the principal of all outstanding Tranche B Loans together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (ii) provided that either (A) the Tranche A Loans have been declared due and payable pursuant to Section 7.01 or (B) 10 Business Days have elapsed since the occurrence of the such event, instruct the Collateral Agent to exercise its remedies under the Security Documents (including, without limitation, foreclosure upon and taking possession of the Collateral) and (iii) exercise any and all other remedies under the Loan Documents and applicable law available to the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders. In the event that the Tranche A Lenders declare the Tranche A Loans to be due and payable pursuant to Section 7.01, then the Agents shall thereupon follow the instructions of the Required Lenders (subject to the provisions of Sections 8.04(ii) and 9.02 hereof).

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Section 7.3       When Continuing

     For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Lenders in accordance with Section 9.02, or (b) is waived in writing by the Lenders in accordance with Section 9.02. For all purposes under this Agreement, each event described in Section 7.02 that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Tranche B Lenders in accordance with Section 9.02 or (b) is waived in writing by the Tranche B Lenders in accordance with Section 9.02.

Section 7.4       Remedies on Default

     In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent may proceed to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

Section 7.5       Application of Proceeds

     After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral or, without limiting the foregoing, on account of any Prepayment Event shall be applied in the manner set forth in Section 6.02 of the Security Agreement. All amounts required to be applied to Tranche A Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Tranche A Lender's Tranche A Commitment Percentage, and all amounts required to be applied to the Tranche B Loans hereunder shall be applied ratably in accordance with each Tranche B Lender's Tranche B Commitment Percentage. Without limiting the foregoing, the Tranche B Lenders acknowledge that, except for proceeds realized from the sale or disposition of Equipment and Seller Notes Receivable (each as defined in the Security Agreement) and for the reimbursement of any expenses to which the Tranche B Lenders may be entitled, the Tranche A Lenders shall be entitled to be repaid in full (including principal, interest, fees, and the cash collateralization of all Letters of Credit Outstandings) prior to the delivery of any proceeds to the Tranche B Lenders.

                                  ARTICLE VIII
                                   THE AGENTS

Section 8.1       Administration by Administrative Agent

         The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

Section 8.2       The Collateral Agent

         Each Lender, the Administrative Agent and the Issuing Bank hereby irrevocably (i) designate FRF as Collateral Agent under this Agreement and the other Loan Documents, (ii) authorize the Collateral Agent to enter into the Collateral Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Sections 2.18, 2.22, or 7.04, as applicable.

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Section 8.3       Sharing of Excess Payments

     Each of the Lenders, the Agents and the Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Loan Parties or any other Loan Party, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, any Agent or the Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an "excess payment") as a result of which such Lender, such Agent or the Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 2.22, then such Lender, Agent or the Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent and the Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 2.22 and, within Tranche A and Tranche B, to each Lender pro rata in proportion to its Tranche A Commitment and Tranche B Commitment, respectively; provided, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Loan Parties expressly consent to the foregoing arrangements and agrees that any Lender, any Agent or the Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Lender, such Agent or the Issuing Bank as fully as if such Lender, Agent or the Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

Section 8.4       Agreement of Required Lenders

     (a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Tranche A Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Tranche A Lenders, and any such action shall be binding on all Lenders, (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Tranche B Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Tranche B Lenders, and any such action shall be binding on all Lenders, (iii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders, and (iv) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Tranche B Lenders or the Required Supermajority Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Tranche B Lenders or the Required Supermajority Lenders, as applicable, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.02.

     (b) Upon the occurrence of an Event of Default, the Agents shall (subject to the provisions of Section 9.02) take such action with respect thereto as may be reasonably directed by the Required Lenders or the Required Tranche B Lenders pursuant to Section 7.02, as applicable; provided that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action as it shall deem advisable in the best interests of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful or commercially unreasonable.

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Section 8.5       Liability of Agents.

     (a) Each of the Agents, when acting on behalf of the Lenders and the Issuing Bank, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Bank or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders, Required Tranche A Lenders, Required Tranche B
Lenders, Required Tranche B Lenders, or Required Supermajority Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents shall be responsible to any Lender or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

     (b) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by the Agent in its capacity as a Lender) or the Issuing Bank of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

     (c) The Administrative Agent and the Collateral Agent, in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper Person or Persons, and, such Person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such Person.

Section 8.6       Reimbursement and Indemnification

     Each Lender agrees (i) to reimburse (x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders or the Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders or the Issuing Bank that the Loan Parties have agreed to reimburse pursuant to Section 9.03 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from their respective gross negligence or willful misconduct).

Section 8.7       Rights of Agents

     It is understood and agreed that FRF shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Loan Parties, as though it were not the Administrative Agent or the Collateral Agent, respectively, of the Lenders under this Agreement.

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Section 8.8       Independent Lenders and Issuing Bank

     The Lenders and the Issuing Bank each acknowledge that they have decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on their own analysis of the transactions contemplated hereby and of the creditworthiness of the Loan Parties and agrees that the Agents shall bear no responsibility therefor.

Section 8.9       Notice of Transfer

     The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.04(b).

Section 8.10      Successor Agent

     Any Agent may resign at any time by giving five (5) Business Days' written notice thereof to the Lenders, the Issuing Bank, the other Agents and the Loan Parties. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Default, or Event of Default, shall be reasonably satisfactory to the Loan Parties. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Agent which shall be (i) a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, (ii) or a Lender capable of complying with all of the duties of such Agent (and the Issuing Bank), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (i) and (ii) above, so long as there is no Default, or Event of Default, shall be reasonably satisfactory to the Loan Parties. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

Section 8.11      Reports and Financial Statements

     Promptly after receipt thereof from the Loan Parties, the Administrative Agent shall remit to each Lender and the Collateral Agent copies of all financial statements required to be delivered by the Loan Parties hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent.

Section 8.12      Syndication Agent and Arranger

     Notwithstanding the provision of this Agreement or any of the other Loan Documents, the Syndication Agent and the Arranger (except as provided in the commitment letter for this transaction) shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1       Notices

     Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to any Loan Party, to it at Heilig-Meyers Company, 12560 West Creek Parkway, Richmond, Virgina 23238, Attention of Paige H. Wilson (Telecopy No.
(804) 784-7913) with a copy to Willkie, Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099 (Telecopy No. (212) 728-8111) Attention of Matthew Feldman, Esquire and to McGuireWoods, LLP, One James Center, Richmond, Virgina 23219-4030 (Telecopy No. (804) 775-1061) Attention of David E. Melson, Esquire;

     (b)  if to  the  Administrative  Agent  or  the  Collateral  Agent,  or the
Swingline Lender to Fleet Retail Finance Inc., 40 Broad Street, Boston, Massachusetts 02109, Attention of Elizabeth Ratto, Managing Director (Telecopy No. (617) 434-4339), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456);

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     (c) if to any other Lender,  to it at its address (or telecopy  number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.2       Waivers; Amendments

     (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agents, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall
(i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitment or the Maturity Date, without the written consent of each Lender affected thereby, (iv) change Sections 2.15, 2.18, 2.21, or 2.22 or Section 6.02 of the Security Agreement, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders", "Required Tranche A Lenders", "Required Tranche B Lenders", or "Required Supermajority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the written consent of each Lender, (vii) except for sales described in Section 6.05 (as amended from time to time in accordance with Section 9.02(c)), release any portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change the definition of the term "Borrowing Base" or any component thereof, without the written consent of each Lender, (ix) increase the Permitted Overadvance, without the written consent of each Lender, (x) subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the prior written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents or the Issuing Bank without the prior written consent of the Agents or the Issuing Bank, as the case may be.

     (c) No such modification, amendment or waiver shall without the written consent of the Required Tranche B Lenders (i) accelerate the principal or interest payment, or maturity, dates of the Tranche A Loans (other than in connection with an acceleration of the Loans in connection with an Event of Default), or (ii) waive any event described in Section 7.02 hereof or amend any provision of Article VII or (iii) create any additional Event of Default which is not also an event subject to the provisions of Section 7.02 hereof, or (iv) modify the provisions of Section 6.05(c), (d), or (e) hereof, and (v) modify the provisions of Section 6.13 hereof. Further, notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent may not release any portion of the Equipment or Seller Notes Receivable from the Liens of the Security Documents or permit any sale thereof without the consent of the Required Tranche B Lenders.

     (d) Notwithstanding anything to the contrary contained in this Section 9.02, in the event that the Loan Parties request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Sections 9.02(b) or 9.02(c) and such amendment is approved by the Required Tranche A Lenders and the Required Tranche B Lenders, but not by the requisite percentage of the Lenders, the Loan Parties, the Required Tranche A Lenders and the Required Tranche B Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Loan Parties (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Required Tranche A Lenders or Required Tranche B Lenders, so that the aggregate Tranche A Commitments and the aggregate Tranche B Commitments after giving effect to such amendment shall be in the same amount as the aggregate Tranche A Commitments and the aggregate Tranche B Commitments, respectively, immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

     (e) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Loan Parties unless signed by the Loan Parties.

Section 9.3       Expenses; Indemnity; Damage Waiver

     (a) The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents and internally allocated charges with respect to the Administrative Agent's collateral examination group, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel and any outside consultants for the Agents, the Issuing Bank or any Lender and the internally allocated charges with respect to the Administrative Agent's collateral examination group, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Lenders who are not the Agents or the Issuing Bank shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

     (b) The Loan Parties shall, jointly and severally, indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of the Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates).

     (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents or the Issuing Bank. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the Total Commitments at the time.

     (d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.4      Successors and Assigns

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of Heilig-Meyers (but only if no Default then exists), the Agents and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under Tranche A or Tranche B, as applicable, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Loan Parties, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Loan Parties, the Agents, and the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Tranche A Commitments, the Tranche A Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The limitations in the preceding sentence shall not apply to any participation of the Tranche B Commitments or Tranche B Loans and the Tranche B Lenders may sell participations in the Tranche B Loans without complying with the provisions of the preceding sentence. Subject to paragraph (f) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 2.23, 2.25 and 2.26 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.25(c) as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.23 or 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Loan Parties' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.26 unless (i) the Loan Parties are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 2.26(f) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.26(f).

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.5       Survival

     All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.23, 2.26 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.6       Counterparts; Integration; Effectiveness

     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents or the Tranche B Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when the Interim Borrowing Order has been entered by the Bankruptcy Court in the Proceedings, and when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.7       Severability

     Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.8       Right of Setoff

     If an Event of Default shall have occurred and be continuing, subject to the terms of the Borrowing Order, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 9.9       Governing Law; Jurisdiction; Consent to Service of Process

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THE PROVISIONS OF THE BANKRUPTCY CODE.

     (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10      WAIVER OF JURY TRIAL

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11      Headings

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12      Confidentiality

     Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties and the Obligations, (g) with the consent of the Loan Parties or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agents, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Loan Parties. For the purposes of this Section, the term "Information" means all information received from the Loan Parties relating to their business, other than any such information that is available to the Agents, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties, provided that, in the case of information received from the Loan Parties after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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
Section 9.13      Interest Rate Limitation

     Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.14      Additional Waivers

     (a) The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by applicable law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Loan Party of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     (b) The obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     (c) To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

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
     (d) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations, as more particularly set forth in an Indemnity, Subrogation and Contribution Agreement to be entered into amongst the Loan Parties. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                              HEILIG-MEYERS COMPANY

                                              By /s/Paige H. Wilson
                                                -----------------------------
                                              Name: Paige H. Wilson
                                              Title: Senior Vice President


                                              SUBSIDIARY LOAN PARTIES

                                              HEILIG-MEYERS FURNITURE COMPANY

                                              By /s/Paige H. Wilson
                                                -----------------------------
                                              Name: Paige H. Wilson
                                              Title: Senior Vice President


                                              HEILIG-MEYERS FURNITURE WEST, INC.

                                              By /s/Paige H. Wilson
                                                -----------------------------
                                              Name: Paige H. Wilson
                                              Title: Senior Vice President


                                              HMY ROOMSTORE, INC.

                                              By /s/Donald S. Shaffer
                                                -----------------------------
                                              Name: Donald S. Shaffer
                                              Title: President


                                              HMY STAR, INC.

                                              By /s/Donald S. Shaffer
                                                -----------------------------
                                              Name: Donald S. Shaffer
                                              Title: President


                                              MACSAVER FINANCIAL SERVICES, INC.

                                              By /s/Paige H. Wilson
                                                -----------------------------
                                              Name: Paige H. Wilson
                                              Title: President


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
                                              FLEET RETAIL FINANCE INC.,
                                              as Administrative Agent, as
                                              Collateral Agent, as Swingline
                                              Lender, and as Lender

                                              By /s/Betsy Ratto
                                                ------------------------------
                                              Name: Betsy Ratto
                                              Title: Managing Director


                                              Address:
                                              40 Broad Street, 10th Floor
                                              Boston, Massachusetts 02109
                                              Attn: Elizabeth A. Ratto
                                              Telephone: (617) 434-4113
                                              Telecopy: (617) 434-4339


                                              BACK BAY CAPITAL FUNDING, LLC,
                                              as Tranche B Administrative
                                              Agent and Lender

                                              By /s/Michael L. Pizette
                                                ------------------------------
                                              Name: Michael L. Pizette
                                              Title: Managing Director


                                              Address:
                                              40 Broad Street
                                              Boston, Massachusetts 02109
                                              Attn: Michael Pizette
                                              Telephone:(617) 434-4077
                                              Telecopy: (617) 434-4077


                                              FLEET NATIONAL BANK,
                                              as Issuing Bank

                                              By /s/Betsy Ratto
                                                ------------------------------
                                              Name: Betsy Ratto
                                              Title: Managing Director

                                              Address:
                                              100 Federal Street
                                              Boston, Massachusetts 02110
                                              Attn: Elizabeth A Ratto
                                              Telephone: (617) 434-4113
                                              Telecopy: (617) 434-4339


                                              CITICORP USA, INC., as Lender and
                                              Syndication Agent

                                              By /s/David Jaffe
                                                ------------------------------
                                              Name: David Jaffe
                                              Title: Vice President


                                              Address:
                                              399 Park Avenue
                                              New York, New York 10022
                                              Attn: David Jaffe
                                              Telephone: (212) 559-0438
                                              Telecopy: (212) 793-1290



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